UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

LUCY’S CAFE, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51384	88-0476779
(Commission File Number)	(I.R.S. Employer Identification No.)

2685 Park Center Drive, Simi Valley, California	93065
(Address of principal executive offices)	(Zip Code)

(805) 433-8000
(Registrant’s telephone number, including area code)

1780 Grenada Street, Seaside, California 93955
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e4(c))

SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Effective December 29, 2006, Lucy’s Cafe, Inc., a Nevada corporation (the “Company”), entered into an Exchange Agreement (the “Exchange Agreement”) with InterMetro Communications, Inc., a Delaware corporation (“InterMetro”), and the shareholders, warrant holders, and convertible note holders of InterMetro (collectively, the “InterMetro Securityholders”) pursuant to which the Company acquired all of the issued and outstanding capital stock of InterMetro, and the InterMetro Securityholders assumed control of the Company (the “Business Combination”). The Business Combination closed effective December 29, 2006, and is described in greater detail in Item 2.01 of this Report on Form 8-K. A copy of the form of Exchange Agreement is attached to this Report as Exhibit 99.1.

Simultaneously with the closing of the Business Combination, effective December 29, 2006, the Company raised $10,235,000 of capital through a private placement in which it issued 10,235,000 shares of common stock (the “Placement Shares”) to institutional investors (the “Private Placement”). Each of the institutional investors in the Private Placement entered into a securities purchase agreement with the Company (the “Securities Purchase Agreement”). The Private Placement is described in greater detail in Item 2.01 of this Report on Form 8-K. A copy of the Securities Purchase Agreement is attached to this Report as Exhibit 99.5.

In connection with the Business Combination and the Private Placement, the Company entered into two registration rights agreements (the “Initial Registration Rights Agreement” and the “Additional Registration Rights Agreement”, collectively, the “Registration Rights Agreements”). Pursuant to the Initial Registration Rights Agreement the Company will file a registration statement on Form SB-2 within thirty (30) days after the closing of the Business Combination to register the Placement Shares. Pursuant to the Additional Registration Rights Agreement the Company will file a second registration statement on Form SB-2 within six months after the effective date of the first registration statement to register certain shares of the Company’s common stock that were outstanding prior to the Business Combination, the shares underlying Company warrants that were exchanged for InterMetro warrants originally issued in connection with a bridge loan made to InterMetro prior to the Business Combination, and the shares underlying warrants issued to the placement agent in connection with the Private Placement. The Registration Rights Agreements are described in greater detail in Item 2.01 of this Report on Form 8-K. A copy of the Initial Registration Rights Agreement is attached to this Report as Exhibit 99.4.1 and a copy of the Additional Registration Rights Agreement is attached to this Report as Exhibit 99.4.2.

SECTION 2. FINANCIAL INFORMATION

Item 2.01 Completion of Acquisition or Disposition of Assets.

General

The Exchange Agreement and Business Combination by and between the Company, InterMetro and the InterMetro Securityholders closed effective December 29, 2006. Pursuant to the Business Combination, the Company is issuing directly to the InterMetro Securities Holders in two phases a total of approximately 41,540,600 shares of its common stock, par value $0.001 (the “Shares”), in exchange for all of InterMetro’s issued and outstanding common stock and preferred stock, including InterMetro’s outstanding Series A convertible promissory notes on an as converted basis, as follows:

1.	Each holder of InterMetro’s common stock (“InterMetro Common Stockholder”) receives 10.4746 Shares for each share of InterMetro’s common stock (“InterMetro Common Stock”) tendered by them for the exchange.

2.	Each holder of InterMetro’s Series B preferred stock (“InterMetro Series B Stockholder”) receives 10.4746 Shares for each share of InterMetro’s Series B preferred stock (“InterMetro Series B Stock”) tendered by them for the exchange.

3.	Each holder of Series A convertible promissory notes issued by InterMetro in November or December 2003 (“2003 Notes”) receives 10.4746 Shares for every $1.70 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

4.	Each holder of Series A convertible promissory notes issued by InterMetro in June or November 2004 (“2004 Notes”) receives 10.4746 Shares for every $2.805 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

5.	Each holder of Series A convertible promissory notes issued by InterMetro in January 2006 (“2006 Notes”) receives 10.4746 Shares for every $6.80 of outstanding principal and accrued interest through December 29, 2006 tendered by them for the exchange.

The 2003 Notes, 2004 Notes, and 2006 Notes are collectively referred to as the “InterMetro Notes” and the holders of the Notes are collectively referred to as the “InterMetro Noteholders.” The Company also issued common stock purchase warrants (“Company Warrants”) in exchange for all of InterMetro’s outstanding common stock purchase warrants (“InterMetro Warrants”). For each InterMetro Warrant to purchase one share of InterMetro Common Stock tendered for exchange, the holder of such InterMetro Warrant receives Company Warrants to purchase 10.4746 Shares of the Company’s common stock for the duration of the original exercise period of the InterMetro Warrant at an equivalent exercise price. InterMetro Common Stockholders, InterMetro Series B Stockholders, InterMetro Noteholders, and InterMetro Warrant holders are collectively referred to as the “InterMetro Securityholders.”

The Company is assuming the existing InterMetro 2004 Stock Option Plan for Directors, Officers, Employees and Key Consultants by assuming all of the outstanding vested and unvested stock options of InterMetro, as more fully described in the Company’s concurrent filing on Schedule 14f being made with the Securities and Exchange Commission in connection with the Business Combination and the Information Statement on Schedule 14C which the Company plans to file in January 2007. The number of outstanding stock options and the exercise prices will, however, be adjusted in the same proportion (i.e. 10.4746 for one) as the exchange ratio for other securities in the Business Combination.

Additional information regarding InterMetro is also included in its Form S-1 Registration Statement, dated October 27, 2006, currently on file with the Securities and Exchange Commission for informational purposes, although it has been withdrawn for securities issuance purposes.

The exchange is being implemented in two phases with the second phase being automatic when the Company has sufficient authorized shares, which is expected to be accomplished upon the filing of the Company’s Amended and Restated Articles of Incorporation in early 2007. Accordingly, effective on December 29, 2006, the Company issued a total of approximately 31,875,000 Shares and Company Warrants to the InterMetro Securityholders. The remaining approximately 16,301,771 Shares and Company Warrants to be issued to certain InterMetro Securityholders as set forth in Schedule I to the Exchange Agreement was not exchanged concurrently on the closing of the Business Combination, but will be exchanged automatically and without further act on the part of the holder(s) thereof at such time as the Company has increased its authorized shares. Upon the closing of the Business Combination, InterMetro will be a subsidiary of the Company and the InterMetro Securityholders will become shareholders of the common stock of the Company. The Company may dissolve InterMetro after the Business Combination or continue to operate it as a subsidiary. It is also anticipated that the name of the Company will change to InterMetro Communications, Inc. or a similar name.

InterMetro Securityholders who participate in the Business Combination may not, subject to certain exceptions, sell, sell short, grant an option to buy, or otherwise dispose of any Shares or Shares obtained through the exercise of any Company Warrants for a period of twelve (12) months following the effective date of the Registration Statement on Form SB-2 which the Company plans to file with the Securities and Exchange Commission within 30 days after the closing of the Business Combination.

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Upon completion of the Business Combination and the Private Placement, and not including the exercise of any stock options or warrants, the Company expects to have a total of approximately 59,575,600 shares of its common stock outstanding. The outstanding shares will be owned approximately 42.3% by Charles Rice, the Chairman and Chief Executive Officer of InterMetro, 4.1% by Vincent Arena, the Chief Financial Officer and a Director of InterMetro, 4.4% by Jon deOng, the Chief Technology Officer and a Director of InterMetro, 6.6% by Douglas Benson, a Director of InterMetro, 1.8% by Joshua Touber, a Director of InterMetro, less than 1% by Robert Grden, a Director of InterMetro, 10.4% by David Marshall and his affiliates, and 5.1% by Mitchell Pindus. For purposes of the foregoing, beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and include voting or investment power with respect to Shares of common stock. Under these rules, Shares of common stock issuable under stock options that are currently exercisable or exercisable within 60 days of December 29, 2006, are deemed outstanding for the purposes of computing the percentage ownership of the person holding the options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The private placement of common stock (the “Private Placement”) made by the Company on December 29, 2006 is described in more detail below in this Report.

Hunter World Markets, Inc., InterMetro’s placement agent, and its affiliates, CIC Global Capital, LTD, Todd M. Ficeto, Todd M. Ficeto as Custodian for Hunter M. Ficeto, Todd M. Ficeto as Custodian for Natalia C. Ficeto, along with Santa Monica Capital, LLC, Pindus Living Trust, New Vision Ventures, LLC, and E’s Holdings, Inc. (collectively, the “Purchasers”) entered into a stock purchase agreement with Michael R. Flores, the majority stockholder of the Company prior to the Business Combination, on December 29, 2006, pursuant to which the Purchasers purchased a total of 6,500,000 shares of the Company’s stock for the aggregate amount of $20,000.

Bridge Financing Terms

On or about December 14, 2006, InterMetro entered into a Term Credit Agreement pursuant to which it borrowed $600,000 (the “Bridge Financing”) from The Hunter Fund Limited, an unaffiliated lender, bearing no interest as long as there is no default, and payable all principal and accrued interest on the earlier of (a) the closing of the Private Placement, or (b) six months from the date of funding of the Bridge Financing, or (c) the effective date of the Agent Termination (as that term is defined in that certain Placement Agent Agreement by and between InterMetro and Hunter World Markets, Inc., dated December 14, 2006). InterMetro paid a bridge loan origination fee of $42,000 on the closing of the funding of the Bridge Financing and is obligated to pay an additional fee of $75,000 on the maturity date of the loan. The Bridge Financing is secured by certain assets of InterMetro. InterMetro is also obligated to pay $10,000 for the lender’s legal fees. On the closing of the Business Combination, the Company is obligated to issue to the lender 600,000 warrants (the “Bridge Financing Warrants”) to purchase 600,000 shares of its common stock at an exercise price of $0.60 per share, exercisable for a period of three years from the date of issuance. The Bridge Financing Warrants will have cashless conversion rights.

A copy of the Term Credit Agreement and other documents relating to the Bridge Financing are attached to this Report as exhibits.

Private Placement and Registration Rights

InterMetro entered into a Placement Agent Agreement with Hunter World Markets, Inc. as the placement agent, a copy of which is attached to this Report as an exhibit. Pursuant to the Placement Agent Agreement, Hunter World Markets, Inc. (the “Placement Agent”) agreed to act as the exclusive placement agent on a best efforts basis to raise a minimum of $10,000,000 and a maximum of $12,000,000 of capital for the Company through the private placement (the “Private Placement”) of shares of the common stock of the Company for $1.00 per share (the “Placement Shares”) based on a pre-Business Combination valuation of $50,000,000, assuming the exchange of all of InterMetro’s outstanding common stock, Series A preferred notes, and Series B

3

preferred stock in the Business Combination, and assuming the cashless conversion or exercise of all derivative securities that are vested at the closing, not including Bridge Financing Warrants. The Company will file Registration Statement(s) on Form SB-2 to register the Placement Shares, certain shares of the Company’s common stock which were outstanding prior to the Business Combination (the “Existing Shares”), and the shares underlying the Bridge Financing Warrants and the Placement Agent Warrants (as that term is below defined) for resale. InterMetro covenanted to use its best efforts to cause the Company to have the Registration Statement for the Shares (the “Initial Registration Statement”) declared effective by the Securities and Exchange Commission within 120 days after the closing of the business combination and the Registration Statement for the Existing Shares and the shares underlying the Bridge Financing Warrants and the Placement Agent Warrants (as that term is below defined) filed within six (6) months after the Initial Registration Statement is filed and declared effective within 120 days thereafter. The Company is subject to a liquidated damage fee of 1% per month for each month that the filing or effectiveness of the applicable Registration Statement is late.

The initial term of the Placement Agent Agreement commenced on the funding of the Bridge Financing and terminated on December 31, 2006. In consideration for raising the capital, the Placement Agent is being paid (a) a selling commission of 10% of the total proceeds of the offering, (b) warrants (the “Placement Agent Warrants”) to purchase Shares equal to 40% of the Shares sold in the offering, with an exercise price of $1.50 per share, an exercise period of five years, and a cashless exercise feature, and (c) $435,000 for public company acquisition services. Since the Private Placement successfully closed, the Placement Agent will have a right of first refusal to do any equity financing for the Company for a period of 12 months after the Registration Statement becomes effective (the “Right of First Refusal”). The Right of First Refusal will not apply to (i) any strategic partner financing whereby an investor brings qualitative value in addition to money being invested, (ii) any financing related to an acquisition transaction, or (iii) any underwritten public offering. The Company has agreed to bear all of the expenses of the Private Placement, including but not limited to fees of the Placement Agent’s legal counsel equal to $40,000. Effective December 29, 2006, the Company raised $10,235,000 of capital in the Private Placement for which it issued 10,235,000 shares of common stock. The Placement Agent purchased 235,000 shares of the Company’s common stock in the Private Placement.

A copy of the Placement Agent Agreement, Registration Rights Agreement and other documents relating to the Private Placement, registration rights and lock-up of shares are attached to this Report as exhibits.

Advisors Participation

David Marshall, the Chief Executive Officer of Glenhaven Corporation, an advisor to InterMetro and the agent for InterMetro’s Series A lenders, is participating in the Business Combination, and he or his affiliates are receiving the following consideration: (a) an amount of shares of the common stock of the Company owned by Charles Rice which will exchange into 2,500,000 shares of the common stock of the Company on the closing of the Business Combination (the “Acquired Shares”) in consideration for $150,000 payable to Mr. Rice within a twelve month periods, and (b) a three year consulting agreement with the Company under which Mr. Marshall and his affiliates will receive $13,000 per month, subject to a minimum increase of 5% per year.

Mr. Marshall’s affiliate, Santa Monica Capital, LLC, purchased 1,000,000 of the 6,500,000 shares of the Company’s common stock purchased by the Purchasers prior to the Business Combination. Upon the closing of the Business Combination, David Marshall, Mitchell Pindus, and their affiliates agreed to enter into a voting agreement with Charles Rice pursuant to which Mr. Rice will vote all shares of the common stock of the Company owned by Mr. Marshall and his affiliates with respect to certain matters for a period of two years from the date of the closing of the Business Combination.

The agreements relating to the advisor’s participation in the Business Combination, including the Voting Trust Agreement and Consulting Agreement, are attached to this Report as exhibits.

Business and Management of InterMetro

InterMetro owns and operates a national voice over IP (“VoIP”) network infrastructure over which it delivers voice calling services to traditional long distance carriers, broadband phone companies, VoIP service

4

providers, wireless providers, other communications companies and end users. InterMetro’s business plan is to apply its technical and operational expertise with VoIP services to become a significant provider of VoIP infrastructure services to carriers and retail customers. VoIP service is primarily a substitute or an enhancement to traditional voice services offered by existing telecommunications service providers. The overall telecommunications industry represents one of the largest service markets in the U.S. with sales of approximately $291.7 billion in 2004 according to Federal Communications Commission, or FCC, reports.

The telecommunications market has been traditionally served by circuit-switched landline local and long distance phone companies and various wireless carriers. However, competition to provide voice services, particularly for retail residential and business customers, has increased significantly due to new entrants in the market including VoIP providers, cable television companies, competitive local exchange carriers, Internet service providers, or ISPs, and wireless IP-based service providers.

VoIP service providers are able to offer a low cost solution for voice transport needs with value-added enhancements not available with traditional circuit-based technology. VoIP solutions are a substitute for traditional voice transport services for carriers that purchase long distance to incorporate into their product offerings. These carriers are typically in highly competitive markets for end users of voice services and are searching for cost and functionality advantages.

VoIP service currently represents a fraction of the overall market for communications services with estimated sales of $1.3 billion in 2004, according to Infonetics Research. Infonetics expects revenue to reach $19.9 billion by 2009. Worldwide next generation voice equipment revenue reached a new high in 2005, topping $2.5 billion, a 50% jump over 2004, and is projected to increase 145%, reaching $6.2 billion in 2009, according to Infonetics Research’s latest Service Provider Next Gen Voice and IMS Equipment report. A total of $21 billion is expected to be spent on next generation voice equipment worldwide during the five-year period between 2005 and 2009.

Companies operating in the VoIP services industry are subject to federal, state, local and foreign laws, regulations, and orders affecting the rates, terms, and conditions of certain service and product offerings, costs, and other aspects of operations, including relations with other service providers. Regulation varies in each jurisdiction and may change in response to judicial proceedings, legislative and administrative proposals, government policies, competition, and technological developments.

InterMetro’s goal is to apply its technical and operational expertise with VoIP services to become a significant provider of VoIP infrastructure services to carriers and retail customers. InterMetro plans to expand its existing network to become one of the largest, most functionally secure private VoIP platforms in the market, allowing it to deliver the highest quality and most innovative voice transport services. To achieve this goal, InterMetro plans to (1) enhance and expand its network technology, (2) expand to new geographic markets, (3) add to its sales force and increase its marketing efforts and (4) grow through acquisitions.

Current information regarding the business, management and financial aspects of InterMetro are available in the following documents already filed by InterMetro or concurrently filed by the Company with the Securities and Exchange Commission, which are incorporated by reference into this Report on From 8-K, subject to modification by the more recent information included in this Report and its exhibits:

(1) Registration Statement on Form S-1 for InterMetro Communications, Inc., dated October 27, 2006, withdrawn by InterMetro on December 29, 2006.

(2) Information Statement on Schedule 14f, dated January 8, 2007, for Lucy’s Cafe, Inc.

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Financial Information for InterMetro

The audited financial statements for InterMetro for the fiscal years ending December 31, 2004 and 2005, and the unaudited financial statements for InterMetro for the nine months ended September 30, 2006, are included in Section 9(a) of this Report. The pro forma financial information for InterMetro and the Company are included in Section 9(b) of this Report.

Amended and Restated Articles of Incorporation

The Company plans to amend and restate its Articles of Incorporation to, among other things, increase the authorized number of shares of common stock, authorize preferred stock, and change the name of the Company to InterMetro Communications, Inc., as will be more fully described in the Information Statement on Schedule 14C, which the Company plans to file in January 2007. At a later date, the Company may also amend and restate its corporate Bylaws.

SECTION 3. SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities.

See the description of the Exchange Agreement, the Bridge Financing and the Private Placement in Item 2.01 of this Report.

SECTION 4. MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

Not Applicable.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01 Changes in Control of Registrant.

See the description of the Exchange Agreement and reference to the Company’s Information Statement on Schedule 14f, dated January 8, 2007, as filed with the Securities and Exchange Commission, in Item 2.01 of this Report.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See the description of the Exchange Agreement and reference to the Company’s Information Statement on Schedule 14f, dated January 8, 2007, as filed with the Securities and Exchange Commission, in Item 2.01 of this Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

See the description of the proposed Amended and Restated Articles of Incorporation in Item 2.01 of this Report.

Item 5.06 Change in Shell Company Status

See Item 2.01 of this Report.

SECTION 6. ASSET BACKED SECURITIES

Not Applicable.

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SECTION 7. REGULATION FD DISCLOSURE

Not Applicable.

SECTION 8. OTHER EVENTS

Not Applicable.

SECTION 9. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)	Financial Statements of Business Acquired

Audited balance sheets and related financial statements for InterMetro Communications, Inc. for the years ended and as of December 31, 2005 and December 31, 2004.

Balance sheet and related financial statements for InterMetro Communications, Inc. for the nine months ended September 30, 2006 (unaudited).

(b)	Pro Forma Financial Information

The pro forma financial information for the Company and InterMetro Communications, Inc. for the fiscal year ended December 31, 2005 and the nine months ended September 30, 2006, as if the Business Combination had been in effect since the beginning of the periods, are included in Section 9(b) of this Report.

(c)	Exhibits

99.1	Form of Exchange Agreement, dated as of December 29, 2006.

99.2	Credit Term Agreement for the Bridge Financing, dated December 14, 2006.

99.3	Placement Agent Agreement for the Private Placement, dated December 14, 2006.

99.4.1	Initial Registration Rights Agreement, dated as of December 29, 2006.

99.4.2	Additional Registration Rights Agreement, dated as of December 29, 2006.

99.5	Form of Securities Purchase Agreement, dated as of December 29, 2006.

99.6.1	Voting Trust Agreement, dated as of December 29, 2006.

99.6.2	Voting Trust Agreement, dated as of December 29, 2006.

99.7	Consulting Agreement with Advisor, dated as of December 29, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCY’S CAFE, INC.

(Registrant)

Date: January 8, 2007

/s/ Charles Rice, Chief Executive Officer

Charles Rice, Chief Executive Officer

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PRO FORMA FINANCIAL INFORMATION

PURSUANT TO SECTION 9(B) OF THE

REPORT ON FORM 8-K

FOR

LUCY’S CAFE, INC.

LUCY’S CAFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2006

			Pro Forma Adjustments
	Lucy’s Cafe Inc.	InterMetro Communications Inc.	For ATI Acquisition		For Financing		For Reverse Merger		For Prom. Note Conversion		For Bridge Notes		Pro Forma Adjusted
Assets:
Cash	$260	$764,025	$—		$10,235,000	(5)	$—		$—		$548,000	(1)	$8,838,879
					(1,557,314	)(5)					50,000	(1)
											(500,000	)(4)
											(600,000	)(4)
			—		—		—		—		(101,092	)(16)
Accounts receivable, net	—	1,070,925	—		—		—		—		—		1,070,925
Deposits	—	379,721	—		—		—		—		—		379,721
Other current assets	—	2,181,358	—		—		(2,023,284	)(9)	—		—		158,074

Total current assets	260	4,396,029	—		8,677,686		(2,023,284)		—		(603,092)		10,447,599
Property and equipment, net	—	1,829,158	—		—		—		—		—		1,829,158
Goodwill	—	1,800,347			—		—		—		—		1,800,347
Intangible assets, net	—	164,360	(45,384	)(7)	—		—		—		—		118,976
Other long-term assets	—	4,631	—		—		—		—		—		4,631

Total Assets	$260	$8,194,525	$(45,384)		$8,677,686		$(2,023,284)		$—		$(603,092)		$14,200,711

Liabilities and Equity:
Accounts payable	$27,159	$4,581,449	$—		$—		$—		$—		$—		$4,608,608
Accrued expenses	25,351	4,575,823	—		—		—		(488,493	)(2)	—		4,112,681
Deferred revenues and customer deposits	—	818,958	—		—		—		—		—		818,958
Liability for options and warrants	—	—	—		—		7,616,931	(3)	—		—		7,616,931
Borrowings under line of credit facility	—	190,000	—		—		—		—		—		190,000
Borrowings under related party line of credit facility	—	450,000	—		—		—		—		548,000	(1)	—
											50,000	(1)
											52,000	(1)
											(500,000	)(4)
											(600,000	)(4)
Current portion of related party notes	94,166	266,400	—		—		—		—		—		360,566
Current portion of long-term capital lease obligations	—	134,971	—		—		—		—		—		134,971
Current portion of convertible promissory notes, net of discount	—	2,491,699	—		—		—		(2,566,824 75,125	)(2) (6)	—		—

Total current liabilities	146,676	13,509,300	—		—		7,616,931		(2,980,192)		(450,000)		17,842,715

Capital lease obligations	—	111,566	—		—		—		—		—		111,566
Convertible promissory notes, net of discount	—	50,000	—		—		—		—		—		50,000

Total long-term liabilities	—	161,566	—		—		—		—		—		161,566

Total liabilities	146,676	13,670,866	—		—		7,616,931		(2,980,192)		(450,000)		18,004,281

Stockholders’ Equity:
Preferred stock	—	118			—		(118	)(17)	—		—		—
Common stock	13,010	2,537			10,235	(5)	32,364 118	(18) (17)	1,311	(2)	—		59,575
Additional paid-in capital	151,010	6,395,067	283,500	(2)	10,224,765	(5)	(8,275,394	)(3)	3,054,006	(2)	—		10,696,760
					(1,557,314	)(5)	(32,364	)(18)	56,576	(2)	396,908	(15)
Deferred stock based compensation	—	(427,887)			—		—						(427,887)
Accumulated deficit	—	(11,446,176)	(283,500	)(2)	—		(2,023,284	)(9)	(75,125	)(6)	(52,000	)(1)	(14,132,018)
		—	(45,384	)(7)	—		(310,436	)(10)	(56,576	)(2)	(396,908	)(15)
	—	—			—		658,463	(3)	—		(101,092	)(16)
Deficit accumulated during developmental stage	(310,436)	—	—		—		310,436	(10)	—		—		—

Total stockholders’ equity	(146,416)	(5,476,341)	(45,384)		8,677,686		(9,640,215)		2,980,192		(153,092)		(3,803,570)

Total Liabilities and Stockholders’ Equity	$260	$8,194,525	$(45,384)		$8,677,686		$(2,023,284)		$—		$(603,092)		$14,200,711

See the accompanying notes to unaudited pro forma condensed consolidated financial information

LUCY’S CAFE, INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2006

	Lucy’s Cafe Inc.	InterMetro Communications Inc.	Advanced Tel, Inc. (8)	For ATI Acquisition		For Reverse Merger		Pro Forma
Net Revenues	$—	$15,087,675	$2,643,378	$(570,165	)(14)	$—		$17,160,888
Network Costs	—	15,349,190	2,156,075	(638,585	)(14)	—		16,866,680

Gross margin	—	(261,515)	487,303	68,420		—		294,208
Operating expenses:
Sales and marketing	—	1,472,466	166,339	—		—		1,638,805
General and administrative	18,372	4,744,891	229,907	9,130	(7)	—		5,046,645
	—	—	—	44,345	(12)	—

Total operating expenses	18,372	6,217,357	396,246	53,475		—		(6,685,450)

Operating loss	(18,372)	(6,478,872)	91,057	14,945		—		(6,391,242)
Interest income	—	14,647	5,296	—		—		19,943
Interest expense	(7,571)	(909,376)	—	—		(75,125	)(6)	(807,819)
	—	—	—	—		184,253	(11)
Gain on option and warrant liability	—	—	—	—		369,026	(3)	369,026

Loss before provision for income taxes	(25,943)	(7,373,601)	96,353	14,945		478,154		(6,810,092)
Provision for income taxes	—	(800)	—	—		—		(800)

Net loss	$(25,943)	$(7,374,401)	$96,353	$14,945		$478,154		$(6,810,892)

Basic and diluted net loss per common	$—

Number of shares used to calculate basic and diluted net loss per common share	13,010,000

Pro forma basic and diluted net loss per common share								$(0.11)

Pro forma number of shares used to calculate basic and diluted net loss per common share								59,575,194

LUCY’S CAFE INC.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED

DECEMBER 31, 2005

	Lucy’s Cafe Inc.	InterMetro Communications Inc.	Advanced Tel, Inc. (13)	For ATI Acquisition		For Reverse Merger		Pro Forma
Net Revenues	$—	$10,580,599	$9,784,217	$(1,932,854	)(14)	$—		$18,431,962
Network Costs	—	7,357,404	8,216,558	(2,041,094	)(14)	—		13,532,868

Gross margin	—	3,223,195	1,567,659	108,240		—		4,899,094
Operating expenses:
Sales and marketing	—	667,687	899,425	—		—		1,567,112
General and administrative	29,438	3,001,293	757,399	36,524	(7)	—		3,949,854
	—	—	—	125,200	(12)	—

Total operating expenses	29,438	3,668,980	1,656,824	161,724		—		5,516,966
Operating loss	(29,438)	(445,785)	(89,165)	(53,484)		—		(617,872)
Interest income	—	—	12,925	—		—		12,925
Interest expense	(6,344)	(665,230)	—	—		(381,423	)(6)	(873,712)
	—	—	—	—		179,285	(11)
Gain on option and warrant liability	—	—	—	—		289,437	(3)	289,437

Loss before provision for income taxes	(35,782)	(1,111,015)	(76,240)	(53,484)		87,299		(1,189,222)
Provision for income taxes	—	(800)	—	—		—		(800)

Net loss	$(35,782)	$(1,111,815)	$(76,240)	$(53,484)		$87,299		$(1,190,022)

Basic and diluted net loss per common	$—

Number of shares used to calculate basic and diluted net loss per common share	13,010,000

Pro forma basic and diluted net loss per common share								$(0.02)

Pro forma number of shares used to calculate basic and diluted net loss per common share								59,575,194

LUCY’S CAFE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On December 29, 2006, Lucy’s Cafe, Inc. (“Lucy’s” or the “Company”) acquired InterMetro Communications, Inc. (“InterMetro”) through an exchange of stock (reverse merger) with the shareholders of InterMetro Concurrently with the closing of the reverse merger, the Company raised $10,235,000 million in gross proceeds from institutional investors in a private placement of common stock. The purchase price per share of common stock was $1.00. InterMetro owns and operates a national voice over IP (“VoIP”) network infrastructure over which it delivers voice calling services to traditional long distance carriers, broadband phone companies, VoIP service providers, wireless providers, other communications companies and end users.

In March 2006, InterMetro acquired all of the outstanding stock of Advanced Tel, Inc., or ATI, a switchless reseller of wholesale long distance services, for a combination of InterMetro’s common stock and cash. The initial portion of the purchase price included 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 to be paid over the six-month period following the closing and an unsecured promissory note in the amount of $150,000 payable monthly over two years. The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the inception of InterMetro) if InterMetro’s common stock does not become publicly-traded and if InterMetro’s common stock is publicly-traded and if InterMetro’s common stock does not reach a minimum price of $51.00 per share during the two years following the closing date. The selling stockholder may earn an additional 29,412 shares of InterMetro’s common stock and additional cash amounts during the two-year period following the closing if ATI meets certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million.

This acquisition was accounted for using the purchase method. For the purposes of the pro forma presentation, the purchase price of $1,940,000 was allocated to the estimated fair value of the assets acquired and the liabilities assumed to the extent acquired by InterMetro. The estimated fair value of the tangible assets acquired and liabilities assumed approximated the historical cost basis based on their relative short term and highly liquid nature. The excess of purchase price over the tangible assets acquired was allocated to goodwill and other intangible assets. The unaudited pro forma condensed consolidated financial information included herein used these estimates. Direct transaction costs related to the acquisition were approximately $40,000, which was capitalized as part of the purchase price.

The selling shareholder of ATI has the ability to earn additional consideration, up to an additional 29,412 shares of InterMetro’s common stock and up to $500,000 in cash, contingent upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

No adjustment has been reflected within the unaudited condensed consolidated financial information presented herein to reflect the potential contingent consideration available to the selling shareholder of ATI which may be earned based on the performance of these revenue and profitability thresholds. In addition, no adjustment has been reflected within the condensed consolidated financial information to present the tax impacts as both InterMetro and ATI had net operating loss carryforwards at December 31, 2005 and June 30, 2005, respectively. Both entities provided a 100% valuation reserve against these deferred tax assets.

In the preparation of the unaudited condensed consolidated financial information, the Company performed a calculation of the elements acquired and allocated the purchase price of ATI based on their estimated fair market values.

In January 2006, as part of a series of transactions that included amending and restating the Loan and Security Agreement which governs InterMetro’s s Series A convertible promissory notes, InterMetro sold

$575,000 of additional Series A convertible promissory notes through a private sale to InterMetro’s existing Series A convertible promissory noteholders. These notes are convertible into Series A Preferred Stock at $6.80 per share at the option of the holders and automatically converts into Series A Preferred Stock upon certain events, including the registration of InterMetro’s common stock in a public market. Each share of Series A Preferred Stock is convertible into one share of InterMetro’s common stock. The Series A convertible promissory notes accrue simple interest at a rate of 9% annually and this interest may be payable in additional Series A convertible promissory notes. In conjunction with the sale of these Series A convertible promissory notes, the Company issued warrants to purchase one share of InterMetro’s common stock for each $6.80 of Series A convertible preferred notes purchased. The exercise price of the warrants is approximately $4.25 per share and the warrants are exercisable at any time prior to five years from the grant date or, on the fifth anniversary of the date InterMetro’s common stock is registered for sale in the public markets, but in no case later than ten years from the grant date.

In February 2006, InterMetro concluded a private placement of 117,660 shares of Series B Preferred Stock and warrants for the purchase of 117,660 shares of common stock for total gross proceeds of $1,000,000. Each warrant entitles the holder to purchase one share of InterMetro’s common stock for a price of $4.25 per share, at any time, for a period of two years after the termination date of the offering. Each share of Series B Preferred Stock is convertible into one share of common stock, no par value, at any time.

InterMetro formed InterMetro Communications, Inc., a Delaware corporation (“InterMetro Delaware”), effective May 10, 2006. The Company merged with and into InterMetro Delaware on July 21, 2006, with InterMetro Delaware being the surviving corporation. As part of this merger, one share of InterMetro’s Common Stock converted into shares of InterMetro Delaware’s common stock on a 1-for-8.5 reverse stock split conversion ratio. In addition, the Company effected a 1-for-2 reverse stock split of its common stock on September 27, 2006.

The unaudited pro forma combined condensed balance sheet was prepared assuming the acquisition closed on September 30, 2006. The unaudited pro forma combined condensed statements of operations were prepared as if the acquisition had taken place at the beginning of the respective periods and for the nine months ended September 30, 2006 and the year ended December 31, 2005. These statements should be read in conjunction with the historical consolidated financial statements and related notes in Lucy’s Annual Report on Form 10-KSB for the year ended December 31, 2005 and the Quarterly Report on Form 10-QSB for the three-month period ended September 30, 2006. The unaudited pro forma combined condensed statements of operations are not necessarily indicative of what the actual results of operations would have been had such transactions taken place at the beginning of the respective periods.

We are providing this information to aid you in your analysis of the financial aspects of the acquisition. The unaudited pro forma condensed combined financial statements described above should be read in conjunction with the historical financial statements of Lucy’s, InterMetro’s and ATI and the related notes thereto.

The columns captioned “Lucy’s” represent the balance sheet of Lucy’s as of September 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006. The columns captioned “InterMetro” represent the balance sheet of InterMetro as of September 30, 2006 and the related statements of operations for the year ended December 31, 2005 and for the nine months ended September 30, 2006.

The unaudited pro forma combined condensed balance sheet and statements of operations of Lucy’s have been prepared to give effect to the following pro forma adjustments:

1)	Adjustment to reflect the receipt of a related party note of $50,000 (received in October 2006) and Bridge Notes received of $600,000 net of a 7% placement fee ($42,000) and legal fees of $10,000 as if these transactions occurred as of January 1, 2005 and 2006.

2)	Adjustment to reflect the conversion of interest accrued on the Series A convertible promissory notes through the merger date as if this transaction occurred as of January 1, 2005 and 2006.

3)	Adjustment to reflect the estimates of potential liability, of Lucy, upon the date on the transaction, did not have sufficient authorized shares for all share, option and warrants holders. The exchange is being implemented in two phases with the second phase being automatic when Lucy has sufficient authorized shares, which is expected to be accomplished upon the filing of the Lucy’s Amended and Restated Articles of Incorporation in early 2007. Accordingly, effective on December 29, 2006, certain shares, options and warrants were not exchanged concurrently on the closing of the business combination, but will be exchanged automatically and without further act on the part of the holder(s) thereof at such time as Lucy has increased its authorized shares. Lucy has determined that there is a liability for such shares and has included within the accompanying pro forma adjustments a preliminary estimate of this liability and related gain or loss on these securities as if the transaction occurred as of January 1, 2005 and 2006.

4)	Adjustment to reflect the repayment of the Bridge Notes of $600,000 and the related party credit facility of $500,000 as of the merger date as if these transactions occurred as of January 1, 2005 and 2006.

5)	Amounts represent the private placement of 10,235,000 shares of Lucy’s common stock which occurred on December 29, 2006, at an issue price of $1 per share net of the following costs incurred:

Commission paid to the placement agent (10% of gross proceeds raised in the private placement)	$1,023,500
Public company acquisition fee	400,000
Legal expenses	133,814

$1,557,314

In addition, a finder’s fee equal to the estimated fair value of 238,673 shares of InterMetro common stock (exchangeable for 2,500,000 shares of the company’s common stock) sold to a finder by the Chief Executive Officer of Lucy at a discount, less the $150,000 paid by the finder for these shares. The $150,000 payment is comprised of $50,000 in cash and a $100,000 note due in one year. The estimated fair value of this transaction of $2,350,000 was recorded as part of the additional paid-in capital. As part of the sale of InterMetro common stock, the parties entered into a voting agreement whereby the finder pledged the votes on all of the company common shares held by the finder and his affiliates to the Chief Executive Officer of the company for a period of 90 days or until the company increases its authorized shares to accommodate for approximately 17,976,771 of additional shares and warrants, whichever occurs first, and pledged the votes on 4,000,000 company common shares held by the finder for a period of two years, or until the finder sells or transfers the shares to a non-affiliated party, whichever occurs first. Management has estimated the value of this voting agreement to be immaterial as it does not restrict the finder from receiving the equivalent of the fair market value of a share not subject to similar voting rights at the time of sale, it does not give the Chief Executive Officer majority control and occurs as part of a transaction that increases the number of voting common shares held by third party institutional investors by approximately 10.2 million.

Further, Lucy issued a warrant to purchase 4,094,000 shares of common stock to the placement agent with an exercise price of $1.50 per share and a 5 year exercise period. The estimated fair value of this transaction of $2.4 million was recorded as part of the additional paid-in capital.

6)	Adjustment to expense the remaining debt discount of the Series A convertible preferred notes, as if these transactions occurred as of January 1, 2005 and 2006, respectively.

7)	Adjustment to reflect amortization of other intangible assets recorded as part of the ATI acquisition as if this transaction occurred as of January 1, 2005 and 2006, respectively, as follows:

Estimated fair value of 29,412 shares of InterMetro common stock	$1,500,000
Total promissory notes payable	400,000
Direct transaction costs	40,000

Total investment and transaction costs	$1,940,000

The purchase price of ATI was allocated as follows:
Liabilities assumed in excess of net assets acquired	$(52,319)
Goodwill	1,809,699
Customer relationships	182,620

Total	$1,940,000

Amortization of other intangible assets (yearly amortization assuming 5 year life)	$36,524

Amortization of other intangible assets (quarterly amortization assuming 5 year life)	$9,130

8)	Amounts represent ATI’s operations for the three months ended March 31, 2006. ATI’s operating results for the six months ended September 30, 2006 and ATI’s balance sheet at September 30, 2006 are consolidated with InterMetro’s operating results and balance sheet.

9)	Adjustment to expense initial public offering costs of InterMetro deferred as of September 30, 2006 and withdrawn as of December 29, 2006 as if this transaction occurred as of January 1, 2005 and 2006, respectively.

10)	Adjustment to reclass Lucy’s reported deficit accumulated during the developmental stage to accumulated deficit due to the reverse merger transaction would indicate Lucy would not be a developmental stage company as if this transaction occurred as of January 1, 2005 and 2006, respectively.

11)	Reduction in pro forma interest expense relating to debt discount included within InterMetro’s actual results as if this transaction occurred as of January 1, 2005 and 2006, respectively.

12)	Adjustment to reflect changes in compensation of key ATI executives to contractual amounts to be paid by InterMetro as if this transaction occurred as of January 1, 2005 and 2006, respectively.

13)	The financial statements of ATI as of and for its fiscal year ended June 30, 2005 are presented within this Form 8-K on its fiscal year end of June 30. The following presents a summary of adjustments required to conform to InterMetro’s fiscal year end of December 31 by presenting a reconciliation of the amounts reported in the audited financial statements of ATI for the year ended June 30, 2005, adding the operating results for the six months ended December 31, 2005 and subtracting the operating results for the six months ended December 31, 2004.

	Year Ended June 30, 2005 as Reported	Six Months Ended December 31,		Year Ended December 31,
		2005	2004	2005
		(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$8,298,825	$5,852,406	$4,367,014	$9,784,217
Network costs	6,935,898	4,823,832	3,543,172	8,216,558

Gross profit	1,362,927	1,028,574	823,842	1,567,659
Operating expenses:
Sales and marketing	885,508	443,676	429,759	899,425
General and administrative	762,770	399,518	404,889	757,399

Total operating expenses	1,648,278	843,194	834,648	1,656,824

Operating income (loss)	(285,351)	185,380	(10,806)	(89,165)
Interest and other income, net	14,624	5,953	7,652	12,925

Income (loss) before provision for income taxes	(270,727)	191,333	(3,154)	(76,240)
Provision for income taxes	(800)	—	—	(800)

Net income (loss)	$(271,527)	$191,333	$(3,154)	$(77,040)

InterMetro acquired from the selling shareholder 100% of the total issued and outstanding stock of ATI in exchange for up to $750,000 in cash, up to 58,824 shares of the Company’s common stock and a two year unsecured note payable by ATI in a principal amount of $150,000.

The initial consideration to the selling shareholder of ATI consisted of 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 (payable over a six-month period in equal installments of approximately $42,000) and an additional $150,000, subject to adjustment, in an unsecured note (bearing no interest), payable in 24 equal monthly installments. The potential adjustments to this note are based on estimates of liabilities which may arise subsequent to the closing balance sheet date.

The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the option of InterMetro) if the Company’s common stock does not become publicly-traded by March 31, 2008 and if the Company’s common stock is publicly traded and the Company’s common stock does not reach a minimum price of $51.00 per share during the two years ended March 31, 2008. The value of this guarantee has been included in the Company’s determination of purchase price of the ATI acquisition.

The selling shareholder of ATI has the ability to earn additional consideration, up to an additional 29,412 shares of InterMetro’s common stock and up to $500,000 in cash, contingent upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

No adjustment has been reflected within the unaudited condensed consolidated financial information presented herein to reflect the potential contingent consideration available to the selling shareholder of ATI which may be earned based on the performance of these revenue and profitability thresholds. In addition, no adjustment has been reflected within the condensed consolidated financial information to present the tax impacts as both InterMetro and ATI had net operating loss carryforwards at December 31, 2005 and June 30, 2005, respectively. Both entities provided a 100% valuation reserve against these deferred tax assets.

In the preparation of the unaudited condensed consolidated financial information, the Company performed a calculation of the elements acquired and allocated the purchase price of ATI based on their estimated fair market values.

14)	Adjustment to eliminate ATI’s revenues and associated cost of revenues relating to InterMetro as if this transaction occurred as of January 1, 2005 and 2006.

15)	Adjustment to reflect the estimate of debt discount associated with the warrant issued with the Bridge Notes (600,000 shares of common stock at an exercise price of $0.60 per share with a 3 year term) as if this transaction occurred as of January 1, 2005 and 2006, respectively.

16)	Adjustment to reflect lender fees of $75,000, legal and other transaction costs incurred in connection with the Bridge Notes as if this transaction occurred as of January 1, 2005 and 2006, respectively.

17)	Adjustment to reflect conversion of the par value of preferred stock as if this transaction occurred as of January 1, 2005 and 2006.

18)	Adjustment to reflect exchange of the par value of common stock of the reverse merger of Lucy and InterMetro as if this transaction occurred as of January 1, 2005 and 2006.

FINANCIAL STATEMENTS

OF

INTERMETRO COMMUNICATIONS, INC.

AS OF AND FOR THE TWELVE MONTHS ENDED

DECEMBER 31, 2005 AND FOR

THE NINE MONTH PERIOD

ENDED SEPTEMBER 30, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

INTERMETRO COMMUNICATIONS, INC.

We have audited the accompanying balance sheets of InterMetro Communications, Inc. (the “Company”) as of December 31, 2004 and 2005, and the related statements of operations, stockholder’s deficit and cash flows for the period from July 22, 2003 (inception) through December 31, 2003 and for the years ended December 31, 2004 and 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the period from July 22, 2003 (inception) through December 31, 2003 and the years ended December 31, 2004 and 2005 in conformity with U.S. generally accepted accounting principles.

/s/ MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, California

May 2, 2006, except Note 14, as to which the date is July 24, 2006,

Note 16, as to which the date is September 27, 2006, and

Note 17, as to which the date is December 29, 2006.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,		September 30,
	2004	2005	2006
			(Unaudited)
Assets
Cash	$253,587	$565,063	$764,025
Restricted cash	—	30,000	—
Accounts receivable, net of allowance for doubtful accounts of $16,949 in 2004 and $0 in 2005 and $125,000 (unaudited) at September 30, 2006	195,738	535,131	1,070,925
Deposits	88,254	253,826	379,721
Other current assets	90,005	79,523	2,181,358

Total current assets	627,584	1,463,543	4,396,029
Property and equipment, net	764,481	1,512,904	1,829,158
Goodwill	—	—	1,800,347
Other intangible assets	—	—	164,360
Other long-term assets	28,893	1,840	4,631

Total Assets	$1,420,958	$2,978,287	$8,194,525

Liabilities and Stockholders’ Deficit
Accounts payable, trade	$123,492	$930,007	$4,581,449
Accrued expenses	1,299,948	2,164,296	4,575,823
Deferred revenues and customer deposits	89,284	225,865	818,958
Borrowings under line of credit facility	—	30,000	190,000
Borrowings under related party line of credit facility			450,000
Current portion of amounts and notes due to related parties	—	—	266,400
Current portion of long-term capital lease obligations	218,146	197,368	134,971
Current portion of Series A convertible promissory notes, net of discount	—	1,075,000	2,491,699

Total current liabilities	1,730,870	4,622,536	13,509,300

Note payable to related party	—	—	50,000
Capital lease obligations	103,157	150,967	111,566
Series A convertible promissory notes, net of discount	1,926,274	910,307	—

Total long-term liabilities	2,029,431	1,061,274	161,566

Total liabilities	3,760,301	5,683,810	13,670,866

Commitment and contingencies

Stockholders’ Deficit
Preferred stock—$0.001 par value; 10,000,000 shares authorized; 0 shares issued and outstanding at December 31, 2004 and 2005; 117,660 shares (unaudited) issued and outstanding at September 30, 2006	—	—	118
Common stock—$0.001 par value; 50,000,000 shares authorized; 2,352,946 shares issued and outstanding at December 31, 2004 and 2005; 2,537,159 shares (unaudited) issued and outstanding at September 30, 2006	2,353	2,353	2,537
Additional paid-in capital	704,644	1,937,986	6,395,067
Deferred stock based compensation	(86,380)	(574,087)	(427,887)
Accumulated deficit	(2,959,960)	(4,071,775)	(11,446,176)

Total stockholders’ deficit	(2,339,343)	(2,705,523)	(5,476,341)

Total Liabilities and Stockholders’ Deficit	$1,420,958	$2,978,287	$8,194,525

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Period from July 22, 2003 (inception) through December 31, 2003	Year Ended December 31,		Nine Months Ended September 30,
		2004	2005	2005	2006
				(Unaudited)
Net revenues	$—	$1,880,651	$10,580,599	$6,898,124	$15,087,675
Network costs	—	1,429,490	7,357,404	4,687,927	15,349,190

Gross profit	—	451,161	3,223,195	2,210,197	(261,515)
Operating expenses
Sales and marketing (includes stock based compensation of $0 for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005, and for the nine months ended September 30, 2005 (unaudited); $45,656 for the nine months ended September 30, 2006 (unaudited))	1,200	317,893	667,687	409,576	1,472,466
General and administrative (includes stock based compensation of $0, $237,349 and $443,425 for the period from July 22, 2003 (inception) through December 31, 2003, the years ended December 31, 2004 and 2005 and $392,505 and $1,484,218 for the nine months ended September 30, 2005 and 2006 (unaudited))	221,620	2,390,129	3,001,293	2,225,076	4,744,891

Total operating expenses	222,820	2,708,022	3,668,980	2,634,652	6,217,357

Operating loss	(222,820)	(2,256,861)	(445,785)	(424,455)	(6,478,872)
Interest expense, net	8,750	469,929	665,230	(442,222)	(894,729)

Loss before provision for income taxes	(231,570)	(2,726,790)	(1,111,015)	(866,677)	(7,373,601)
Provision for income taxes	(800)	(800)	(800)	(800)	(800)

Net loss	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)	$(7,374,401)

Basic and diluted net loss per common share	$(0.10)	$(1.16)	$(0.47)	$(0.37)	$(3.01)

Shares used to calculate basic and diluted net loss per common share	2,352,946	2,352,946	2,352,946	2,352,946	2,450,135

The accompanying notes are an integral part of these consolidated financial statements

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Preferred Stock		Common Stock		Additional Paid-In Capital	Deferred Stock Based Compensation	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount
Balance at July 22, 2003 (inception)	—	$—	—	$—	$—	$—	$—	$—
Issuance of common stock	—	—	2,352,946	2,353	(1,853)	—	—	500
Net loss for the period from July 22, 2003 (inception) through December 31, 2003	—	—	—	—	—	—	(232,370)	(232,370)

Balance at December 31, 2003	—	—	2,352,946	2,353	(1,853)	—	(232,370)	(231,870)
Issuance of common stock warrants to Series A convertible promissory note holders	—	—	—	—	123,132	—	—	123,132
Issuance of common stock warrants	—	—		—	137,587	—	—	137,587
Issuance of common stock options	—	—		—	186,143	(186,143)	—	—
Issuance of common stock warrants for equipment	—	—			67,253	—	—	67,253
Beneficial conversion feature of Series A convertible promissory notes	—	—	—	—	192,382	—	—	192,382
Amortization of stock-based compensation	—	—	—	—	—	99,763	—	99,763
Net loss	—	—	—	—	—	—	(2,727,590)	(2,727,590)

Balance at December 31, 2004	—	—	2,352,946	2,353	704,644	(86,380)	(2,959,960)	(2,339,343)
Issuance of common stock warrants	—	—	—	—	170,577		—	170,577
Issuance of common stock options	—	—	—	—	793,753	(793,753)	—	—
Issuance of common stock warrants for equipment	—	—	—		269,012	—	—	269,012
Amortization of stock-based compensation	—	—	—	—	—	306,046	—	306,046
Net loss	—	—	—	—	—	—	(1,111,815)	(1,111,815)

Balance at December 31, 2005	—	—	2,352,946	2,353	1,937,986	(574,087)	(4,071,775)	(2,705,523)
Beneficial conversion feature of Series A convertible promissory notes (unaudited)	—	—	—	—	200,093	—	—	200,093
Issuance of Series B preferred stock, net (unaudited)	117,660	118	—	—	545,422	—	—	545,540
Issuance of common stock warrants (unaudited)	—	—	—	—	1,764,228	—	—	1,764,228
Issuance of common stock options (unaudited)	—	—	—	—	404,957	(73,787)	—	331,170
Issuance of Founder’s common stock (unaudited)	—	—	—	—	29,408	—	—	29,408
Issuance of common stock for acquisition (unaudited)	—	—	29,412	29	1,499,971	—	—	1,500,000
Amortization of stock-based compensation (unaudited)	—	—	—	—	—	219,987	—	219,987
Exercise of warrants	—	—	154,801	155	13,002	—	—	13,157
Net loss for the nine months ended September 30, 2006 (unaudited)	—	—	—	—	—	—	(7,374,401)	(7,374,401)

Balance at September 30, 2006 (unaudited)	117,660	$118	2,537,159	$2,537	$6,395,067	$(427,887)	$(11,446,176)	$(5,476,341)

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Period from July 22, 2003 (inception) through December 31, 2003	Year Ended December 31,		Nine Months Ended September 30,
		2004	2005	2005	2006
				(Unaudited)
Cash flows from operating activities:
Net loss	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)	$(7,374,401)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	—	163,820	578,897	402,390	575,185
Stock based compensation	—	237,349	476,615	392,505	1,529,876
Amortization of debt discount	—	57,583	59,034	53,946	316,603
Charge for beneficial conversion feature of Series A convertible promissory notes	—	192,382	—	—	200,093
Provision for bad debts	—	16,949	(16,949)	(16,949)	125,000
(Increase) decrease in assets:
Accounts receivable	—	(212,687)	(322,444)	(160,960)	106,176
Deposits	—	(61,418)	(165,572)	(154,097)	(125,895)
Other current assets	(26,836)	(90,005)	10,482	(9,076)	(2,091,357)
Other long-term assets	—	(28,893)	27,053	26,617	(2,791)
Increase (decrease) in liabilities:
Accounts payable, trade	142,570	123,492	806,515	483,233	3,061,665
Accrued expenses	—	1,157,378	864,348	886,753	949,220
Deferred revenues and customer deposits	—	89,284	136,581	112,943	593,093

Net cash from operating activities	(116,636)	(1,082,356)	1,342,745	1,149,828	(2,137,533)

Cash flows from investing activities:
Purchase of property and equipment	—	(418,762)	(790,612)	(734,612)	(51,044)
Change in restricted cash	—	—	(30,000)	(30,000)	30,000

Net cash from investing activities	—	(418,762)	(820,612)	(764,612)	(21,044)

Cash flows from financing activities:
Cash acquired in acquisition of Advanced Tel, Inc.	—	—	—	—	458,761
Payment of amounts due related party	—	—	—	—	(83,600)
Proceeds from issuance of common stock	500	—	—	—	—
Net proceeds from issuance of Series A convertible promissory notes	1,075,000	916,824	—	—	564,695
Net proceeds from issuance of Series B preferred stock					985,550
Proceeds from related party credit facility	—	—	—	—	450,000
Net proceeds from line of credit facility	—	—	30,000	30,000	190,000
Repayment of line of credit facility	—	—	—	—	(30,000)
Proceeds from exercise of warrants	—	—	—	—	13,157
Principal payments on capital lease obligations	—	(120,983)	(240,657)	(164,750)	(191,024)

Net cash from financing activities	1,075,500	795,841	(210,657)	(134,750)	2,357,539

Net increase (decrease) in cash	958,864	(705,277)	311,476	250,466	198,962
Cash at beginning of period/year	—	958,864	253,587	253,587	565,063

Cash at end of period/year	$958,864	$253,587	$565,063	$504,053	$764,025

The accompanying notes are an integral part of these consolidated financial statements.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

(1)	Nature of Operations and Summary of Significant Accounting Policies

Company Background—InterMetro Communications, Inc. (the “Company”) is a California corporation formed in July 2003 to engage in the business of providing voice over Internet Protocol (“VoIP”) communications services. The Company owns and operates state-of-the-art VoIP switching equipment and network facilities that are utilized by its retail customers, or end users, and its wholesale customers for consumer voice, video and data services and voice-enabled application services. The Company’s retail and carrier customers pay the Company for minutes of utilization or bandwidth utilization on its national voice and data network.

Basis of Presentation—The accompanying financial statements were prepared based on the assumption that the Company will continue as a going concern. The Company has incurred substantial losses since its inception, including net losses of $232,370 in the period from July 22, 2003 (inception) to December 31, 2003, $2,727,590 in the year ended 2004, $1,111,815 in the year ended 2005 and $7,374,401 for the nine months ended September 30, 2006, and had an accumulated deficit of $4,071,775 and $11,446,176 as of December 31, 2005 and September 30, 2006, respectively. Included in the Company’s loss for the year ended December 31, 2005 and for the nine months ended September 30, 2006 were non-cash charges of $1,097,597 and $2,746,757, respectively. Management believes that the Company has adequate cash flows from operating activities to sustain its current operations. However, the Company may need additional cash from outside financing sources to achieve its growth strategies. Management believes that the Company has the ability to obtain new financing, if and when necessary, during 2006 to ensure that the Company can continue its operations through at least December 31, 2006.

Principles of Consolidation—The unaudited interim consolidated financial statements at September 30, 2006 include the accounts of the Company and its wholly owned subsidiary, Advanced Tel, Inc. (“ATI”). Because the acquisition of ATI took place effectively at the end of the business day March 31, 2006, the results of operations of ATI for the nine months period ended March 31, 2006 has no impact to the interim consolidated statement of operations of the Company for the three months ended March 31, 2006. All intercompany balances and transactions have been eliminated in consolidation.

Unaudited Financial Information—The accompanying interim consolidated balance sheet at September 30, 2006, the consolidated statements of operations, and cash flows for the nine months ended September 30, 2005 and 2006 and the consolidated statement of stockholders’ deficit for the nine months ended September 30, 2006 are unaudited. These unaudited interim consolidated financial statements have been prepared in accordance with the U.S. generally accepted accounting principles. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and included all adjustments, which include only normal recurring adjustments, necessary for the fair presentation of Company’s statement of financial position at September 30, 2006, its result of operations and cash flows for the nine months ended September 30, 2005 and 2006. The result of operations for the nine months ended September 30, 2006 are not necessarily indicative of the results to be expected for the year ending December 31, 2006.

Use of Estimates—In the normal course of preparing financial statements in conformity with U.S. generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

Revenue Recognition—VoIP services are recognized as revenue when services are provided, primarily based on usage. Revenues derived from sales of calling cards through retail distribution partners are deferred upon sale of the cards. These deferred revenues are recognized into revenue generally when call usage of the cards occur. The Company recognizes revenue in the period that services are delivered and when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant Company obligations remain and collection is reasonably assured. Deferred revenue consists of fees received or billed in advance of the delivery of the services or services performed in which collection is not reasonably assured. This revenue is recognized when the services are provided and no significant Company obligations remain. Management of the Company assesses the likelihood of collection based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer. Generally, management of the Company does not request collateral from customers. If management of the Company determines that collection of revenues are not reasonably assured, amounts are deferred and recognized as revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash.

Accounts Receivable—Accounts receivable consist of trade receivables arising in the normal course of business. The Company does not charge interest on its trade receivables. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. The Company determines the allowance based upon historical write-off experience, payment history and by reviewing significant past due balances for individual collectibility. If estimated allowances for uncollectible accounts subsequently prove insufficient, additional allowance may be required.

Network Costs—The Company’s network costs consist of telecommunication costs, leasing collocation facilities and certain build-outs therein, and depreciation of equipment related to the Company’s network infrastructure.

Advertising Costs—The Company expenses advertising costs as incurred. Advertising costs included in sales and marketing expenses were $59,975 for the year ended December 31, 2005 and $39,185 and $117,900 for the nine months ended September 30, 2005 and 2006, respectively. The Company did not incur any advertising costs for the period from July 22, 2003 (inception) through December 31, 2003 and the year ended December 31, 2004.

Depreciation and Amortization—Depreciation and amortization of property and equipment is computed using the straight-line method based on the following estimated useful lives:

Telecommunications equipment	2-3 years
Telecommunications software	18 months to 2 years
Computer equipment	2 years
Office equipment and furniture	3 years
Leasehold improvements	Useful life or remaining lease term, which ever is shorter

Maintenance and repairs are charged to expense as incurred; significant betterments are capitalized.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

Impairment of Long-Lived Assets—The Company assesses impairment of its other long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered by the Company include:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of use of the acquired assets or the strategy for our overall business; and

•	significant negative industry or economic trends.

When management of the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, an estimate is made of the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair market value if available, or discounted cash flows if not. To date, the Company has not had an impairment of long-lived assets.

Goodwill and Intangible Assets—The Company records goodwill when consideration paid in a business acquisition exceeds the fair value of the net tangible assets and the identified intangible assets acquired. The Company accounts for goodwill and intangible assets in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets”. SFAS 142 requires that goodwill and intangible assets with indefinite useful lives not be amortized, but instead be tested for impairment at least annually or whenever changes in circumstances indicate that the carrying value of the goodwill may not be recoverable. SFAS No. 142 also requires the Company to amortize intangible assets over their respective finite lives up to their estimated residual values.

Stock-Based Compensation—Effective January 1, 2006, the Company adopted SFAS No. 123(R), “Share-Based Payments”, which revises SFAS 123, “Accounting for Stock-Based Compensation” issued in 1995. Prior to the adoption of SFAS 123(R), the Company accounted for stock-based employee compensation arrangements using the intrinsic value method in accordance with the provisions and related interpretations of Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees” (“APB 25”). The Company adopted SFAS 123(R) applying the “modified prospective transition method” under which it continues to account for nonvested equity awards outstanding at the date of adoption of SFAS 123(R) in the same manner as they had been accounted for prior to adoption, that is, it would continue to apply APB 25 in future periods to equity awards outstanding at the date it adopted SFAS 123(R).

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

Under the provisions of SFAS 123, the Company has elected to continue to recognize compensation cost for employees of the Company under the minimum value method of APB 25 and comply with the pro forma disclosure requirements under SFAS 123 for all options granted prior to January 1, 2006 . Stock-based employee compensation cost is reflected in net loss related to common stock options if options granted under the plan have an exercise price below the deemed fair market value of the underlying common stock on the date of grant. The following illustrates the effect on net loss if the fair value recognition provisions of SFAS 123, “Accounting for Stock-Based Compensation,” had been applied to all outstanding and unvested awards granted prior to January 1, 2006:

	July 22, 2003 (inception) through December 31, 2003	Year Ended December 31,		Nine Months Ended September 30,
		2004	2005	2005
Net loss, as reported	$(232,370)	$(2,727,590)	$(1,111,815)	$(867,477)
Stock-based employee compensation expenses, net of related tax effects, included in determination of net loss, as reported	—	5,277	57,225	18,181
Stock-based employee compensation expenses, net of related tax effects, that would have been included in the determination of net loss if the fair value based method had been applied to all awards	—	(13,381)	(69,331)	(25,834)

Pro forma net loss	$(232,370)	$(2,735,694)	$(1,123,921)	$(875,130)

Basic and diluted net loss per common share as reported	$(0.10)	$(1.16)	(0.47)	$(0.37)

Basic and diluted pro forma net loss per common share	$(0.10)	$(1.16)	$(0.48)	$(0.37)

The above pro forma was calculated with the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2005	2005	2006
Risk-free interest rate	2.4%–4.3%	4.1%–4.3%	3.9%–4.2%	4.3%–4.9%
Expected lives (in years)	4–10	4–10	4–10	4–10
Dividend yield	0%	0%	0%	0%
Expected volatility	0%	0%	0%	0%

For pro forma disclosure purposes, the estimated stock-based employee compensation expenses is amortized on a straight-line basis over the options’ vesting periods. No option was granted during the period of July 23, 2003 (inception) through December 31, 2003.

Effective January 1, 2006, the Company estimated the fair value of each option award on the date of grant using the Black-Scholes option-pricing model using the assumptions noted in the following table. Expected volatility is based on the historical volatility of a peer group of publicly traded entities. The expected term of options granted is derived from the average midpoint between vesting and the contractual term, as described in the SEC’s Staff Accounting Bulletin No. 107, “Share-Based Payment.” The risk-free rate for the expected term of the option is

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

based on the U.S. Treasury yield curve in effect at the time of grant. The assumptions used to value options granted during the nine months ended September 30, 2006 were as follows:

Nine Months Ended September 30, 2006
(Unaudited)
Expected volatility	81%
Expected life in years	5.25 to 5.93
Risk free interest rate	4.3% to 4.9%
Dividend yield	0%
Forfeiture rate	0%

As a result of adopting SFAS 123R on January 1, 2006, the Company’s net loss for the nine months ended September 30, 2006, was $230,976 higher (unaudited), than if the Company had continued to account for share-based compensation under APB 25. The impact to the Company’s basic and diluted net loss per share for the nine months ended September 30, 2006 was $(0.10) per share.

Prior to January 1, 2006, the Company accounted for equity instruments issued to non-employees in accordance with the provisions of SFAS 123, “Accounting for Stock-Based Compensation” and Emerging Issues Task Force (“EITF”) Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring, or in Conjunction with, Selling Goods or Services.” Effective January 1, 2006, the Company accounts for equity instruments issued to non-employees in accordance with the provisions of SFAS 123(R). All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more readily measured. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

The Company calculated the fair value of these grants as described in SFAS 123 using the following average assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%–3.3%	3.5%-4.3%	4.2%-4.9%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	81%

Debt with Detachable Warrants and/or Beneficial Conversion Feature—The Company accounts for the issuance of detachable stock purchase warrants in accordance with APB No. 14, whereby it separately measures the fair value of the debt and the detachable warrants and allocates the proceeds from the debt on a pro-rata basis to each. The resulting discount from the fair value of the debt allocated to the warrant, which is accounted for as paid-in capital, is amortized over the estimated life of the debt. In accordance with the provisions of EITF Issue No. 98-5 “Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios” and Issue No. 00-27 “Application of EITF Issue No. 98-5 ‘Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios’ to Certain

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

Convertible Instruments”, the Company allocates a portion of the proceeds received to any embedded beneficial conversion feature, based on the difference between the effective conversion price of the proceeds allocated to the convertible debt and the fair value of the underlying common stock on the date the debt is issued. In addition, for the detachable stock purchase warrants, the Company first allocates proceeds to the stock purchase warrants and the debt and then allocates the resulting debt proceeds between the beneficial conversion feature, which is accounted for as paid-in capital, and the initial carrying amount of the debt.

In accordance with EITF Issue No. 98-5, the Company recognized the value of the embedded beneficial conversion feature of $192,382 in the year ended December 31, 2004 and $200,093 in the nine months ended September 30, 2006, as additional paid-in capital and was recorded as interest expense at the date of issue as the Series A convertible notes were immediately convertible.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, accounts receivable, accounts payable, accrued expenses, and short term debt. The Company maintains its cash with a major financial institution located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per account. Periodically throughout the year the Company maintained balances in excess of federally insured limits. The Company encounters a certain amount of risk as a result of a concentration of revenue from a few significant customers and services provided from vendors. Credit is extended to customers based on an evaluation of their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. To date, such losses, if any, have been within management’s expectations.

The Company had two customers which accounted for 63% (42% and 21% individually) of net revenue for the year ended December 31, 2004 and the Company had three customers which accounted for 42% (21%, 11% and 10% individually) of net revenue for the year ended December 31, 2005. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at December 31, 2004 (45%, 16% and 14% individually) for a total of 75% of the total accounts receivable at December 31, 2004). Four customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at December 31, 2005 (19%, 14%, 13%, and 11% individually) for a total of 57% of the total accounts receivable at December 31, 2005.

The Company had two customers which accounted for 33% (20%, and 13% individually) of net revenue for the nine months ended September 30, 2005, and the Company had two customers which accounted for 26% (13% and 13%, individually) of net revenue for the nine months ended September 30, 2006. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at September 30, 2005 (19%, 15%, and 14% individually) for a total of 48% of the total accounts receivable at September 30, 2005. Two customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at September 30, 2006 (15%, and 12% individually) for a total of 27% of the total accounts receivable at September 30, 2006.

Financial Instruments—At December 31, 2005, the carrying value of the Company’s cash, restricted cash, accounts receivable, deposits, other current assets, trade accounts payable, accrued expenses, deferred revenue and customer deposits, borrowings under line of credit facility, current portion of long-term capital lease obligations and the current portion of Series A convertible promissory notes which approximate fair value because of the short period of time to maturity. The estimated fair value of financial instruments has been determined using available market information or other appropriate valuation methodologies. However,

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

considerable judgment is required in interpreting market data to develop estimates of fair value. Consequently, the estimates are not necessarily indicative of the amounts that could be realized or would be paid in a current market exchange. At December 31, 2005, the carrying value of the long term portion of the Company’s Series A convertible promissory notes and capital lease obligations approximate fair value as their contractual interest rates approximate market yields for similar debt instruments.

Restricted Cash—Restricted cash is comprised of cash which is restricted to secure certain line of credit obligations. The Company can repay the line of credit at any time with the balance of the restricted cash.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Segment and Geographic Information—The Company operates in one principal business segment primarily in the United States. All of the operating results and identified assets are located in the United States.

Basic and Diluted Net Loss per Common Share—Basic net loss per common share excludes dilution for potential common stock issuances and is computed by dividing net loss by the weighted-average number of common shares outstanding for the period. As the Company reported a net loss for all periods presented, the conversion of promissory notes and the exercise of stock options and warrants were not considered in the computation of diluted net loss per common share because their effect is anti-dilutive.

Recent Accounting Pronouncements—In May 2003, the Financial Accounting Standards Board (FASB) issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities (or assets, in some circumstances) and equity. SFAS 150 requires that an issuer classify a financial instrument that is within the scope of SFAS 150 as a liability (or an asset, in some circumstances). Many of those instruments were previously classified as equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on the Company’s results of operations or financial position as of December 31, 2005. The Company is evaluating the impact of the issuances of its Preferred Stock in February 2006.

In December 2003, the FASB issued Interpretation No. 46 (revised December 2003), “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51” (“FIN 46”). FIN 46 replaces the earlier version of this interpretation issued in January 2003. FIN 46 addresses the consolidation by business enterprises of variable interest entities as defined. Application of FIN 46 is required in financial statements of public entities that have interests in variable interest entities or potential variable interest entities commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application of FIN 46 to all other types of entities is permitted if the original interpretation was previously adopted. The Company adopted the original interpretation and FIN 46 as of December 31, 2003, which did not have a material effect on the Company’s financial statements.

On December 16, 2004, the FASB issued SFAS No. 123(R) (revised 2004), “Share Based Payment,” which is a revision of SFAS 123, “Accounting for Stock-Based Compensation.” SFAS 123(R) supersedes SFAS 123 and

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

amends SFAS 95, “Statement of Cash Flows.” Generally, the approach in SFAS 123(R) is similar to the approach described in SFAS 123. However, SFAS 123(R) requires all share-based payments to employees and non-employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.

The Company adopted SFAS 123(R) effective January 1, 2006 using the “modified prospective transition method” in which compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS 123(R) for all share-based payments granted and modified after the effective date and (b) based on the requirements of SFAS 123 for all awards granted to employees prior to the effective date of SFAS 123(R) that remain unvested on the effective date. Prior to January 1, 2006, the Company accounted for share-based payments to employees using APB 25’s intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.

In March 2005, the Securities and Exchange Commission (“SEC”) issued Staff Accounting Bulletin No. 107 (“SAB 107”) which provides guidance regarding the application of SFAS 123(R). SAB 107 expresses views of the SEC regarding the interaction between SFAS No. 123(R), Share-Based Payment, and certain SEC rules and regulations and provides the SEC’s views regarding the valuation of share-based payment arrangements for public companies. In particular, SAB 107 provides guidance related to share-based payment transactions with non-employees, the transition from nonpublic to public entity status, valuation methods (including assumptions such as expected volatility and expected term), the accounting for certain redeemable financial instruments issued under share-based payment arrangements, the classification of compensation expense, non-GAAP financial measures, first-time adoption of SFAS No. 123(R) in an interim period, capitalization of compensation cost related to share-based payment arrangements, the accounting for income tax effects of share-based payment arrangements upon adoption of SFAS No. 123(R), the modification of employee share options prior to adoption of SFAS No. 123(R) and disclosures in Management’s Discussion and Analysis (“MD&A”) subsequent to adoption of SFAS 123(R).

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections, a replacement of APB No. 20, Accounting Changes and SFAS 3, Reporting Accounting Changes in Interim Financial Statements. This Statement requires retrospective application of prior period financial statements of a change in accounting principle. It applies both to voluntary and to changes required by an accounting pronouncement if the pronouncement does not include specific transaction provisions. APB 20 previously required that most voluntary changes in accounting principles be recognized by recording the cumulative effect of a change in accounting principle. SFAS 154 is effective for fiscal years beginning after December 15, 2005. The Company adopted the provisions of SFAS 154 on January 1, 2006 and such adoption did not have a material impact on the financial statements.

In September 2005, the EITF reached a consensus on Issue No. 05-8, “Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature.” The Task Force concluded that the issuance of convertible debt with a beneficial conversion feature results in a basis difference for the purposes of applying SFAS No. 109, “Accounting for Income Taxes,” the basis difference is a temporary difference, and the recognition of deferred taxes for the temporary difference of the convertible debt with a beneficial conversion feature should be recorded as an adjustment to additional paid-in capital. The consensus reached should be applied to financial statements beginning in the first interim or annual reporting period beginning after December 15, 2005. This issue should be applied by retrospective application pursuant to SFAS No. 154 to all instruments with a beneficial conversion feature accounted for under EITF Issue No. 00-27, “Application of Issue No. 98-5 to Certain Convertible Instruments.” Therefore, this Issue would also be applicable to debt instruments that were

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

converted (or extinguished) in prior periods but are still presented in the financial statements. The Company adopted the provisions of this Issue on January 1, 2006 and the adoption of this Issue did not have a material effect on the consolidated financial position, results of operations and cash flows.

In June 2006, the FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes” (“FIN 48”), which is an interpretation of FASB Statement No. 109. The interpretation provides guidance associated with the recognition and measurement of tax positions and related reporting and disclosure requirements. The Company is currently evaluating the impact, if any, the interpretation will have on its financial statements. The interpretation will be effective for the Company beginning the first quarter of its fiscal year 2007.

(2)	Acquisition and Intangible Assets

In March 2006, the Company acquired all of the outstanding stock of Advanced Tel, Inc. (“ATI”), a switchless reseller of wholesale long-distance services, for a combination of shares of the Company’s Common Stock and cash. The Company acquired ATI to increase its customer base, to add minutes and revenue to its network and to access new sales channels. The initial portion of the purchase price included 29,412 shares of the Company’s common stock, a payable of $250,000 to be paid over the six-month period following the closing and a two-year unsecured promissory note in an amount tied to ATI’s working capital of $150,000. These amounts are payable to the former selling shareholder of ATI who was appointed President of ATI at the acquisition date. The amount of common stock consideration paid to the selling shareholder of ATI is subject to adjustment (or the payment of additional cash in lieu thereof at the option of the Company) if the Company’s Common Stock does not become publicly-traded within two years of the closing date, and if the Company’s Common Stock is publicly traded and the trading price of the Company’s Common Stock does not reach a minimum price of $51.00 per share during the two years following the closing date. The value of this guarantee on the initial shares issued to the selling shareholder of ATI has been included in the Company’s determination of the purchase price of the ATI acquisition.

The selling shareholder of ATI may earn an additional 29,412 shares of the Company’s Common Stock and additional cash amounts during the two-year period following the closing upon meeting certain performance targets tied to revenue and profitability, which could make the total purchase price of this acquisition approximately $3.9 million. Any future earn-out will be added to goodwill.

The value of the Company’s stock given to the selling shareholder of ATI was determined based on standard business valuation approaches, including a discounted future cash flow approach and a capital markets approach. The discounted future cash flow approach uses estimates of revenues, driven by market growth rates, and estimated costs as well as appropriate discount rates. These estimates are consistent with the Company’s plans and estimates that management uses to manage the business. The capital markets approach to valuation was used by identifying publicly traded companies considered sufficiently comparable to the Company. In addition, the Company included the value implied by recent equity-related financings, the accretive value of its business from various milestones (key management hires, volume thresholds (minutes and revenues), inroads into the retail distribution channel, positive cash flow, etc.). There is inherent uncertainty in making these estimates; however, management believes the value ascribed to the Company’s Common Stock given to the selling shareholder of ATI is reasonable as of the transaction date.

The net tangible assets acquired and liabilities assumed in the acquisition were recorded at fair value. The Company determined the valuation of the identifiable intangible assets acquired in the transaction to be $182,620 using future revenue assumptions and a valuation analysis. Additionally, the Company recorded goodwill of $1,800,347 associated with the purchase of ATI.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

The consideration paid for ATI was comprised of:

Total amounts and notes payable to related party	$400,000
Common stock (initial 29,412 shares issued)	1,500,000
Direct acquisition related costs	40,000

Total consideration	$1,940,000

Any future earn-out payments will be added to goodwill.

The purchase price of ATI was allocated as follows:

Liabilities assumed in excess of net assets acquired	$(42,967)
Goodwill	1,800,347
Customer relationships	182,620

Total purchase price	$1,940,000

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

Cash	$458,761
Accounts receivable	766,970
Other current assets	10,479

Total current assets acquired	1,236,210
Net fixed assets	41,576

Total assets acquired	1,277,786

Accounts payable	589,777
Accrued liabilities	730,976

Total current liabilities assumed	1,320,753

Liabilities assumed in excess of net assets acquired	$(42,967)

Proforma information (Unaudited)

The following unaudited condensed proforma information presents combined financial information as if the acquisition of ATI had been effective at the beginning of each year presented. The proforma information includes adjustments reflecting changes in the amortization of intangibles and the elimination of InterMetro’s revenues reported by ATI as if ATI had been included in the Company’s results of operations:

	Year Ended December 31, 2005	Nine Months Ended September 30, 2006
Revenue	$18,431,962	$17,160,889
Operating loss	$(588,434)	$(6,372,870)
Net loss	$(1,242,339)	$(7,263,103)

Basic and diluted earnings per share	$(0.52)	$(1.84)
Number of shares outstanding	2,382,358	3,950,512

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

(3)	Other Current Assets

The following is a summary of the Company’s other current assets:

	December 31,		September 30, 2006
	2004	2005
Employee advances	$49,675	$47,469	$57,919
Prepaid expenses	40,330	32,054	97,570
Deferred initial public offering costs	—	—	2,025,868

Other current assets	$90,005	$79,523	$2,181,357

(4)	Property and Equipment

The following is a summary of the Company’s property and equipment:

	December 31,		September 30, 2006
	2004	2005
Telecommunications equipment	$802,276	$2,095,517	$2,874,060
Computer equipment	24,020	37,539	174,106
Telecommunications software	90,711	100,204	107,352
Leasehold improvements, office equipment and furniture	11,294	22,362	85,392

Total property and equipment	928,301	2,255,622	3,240,910
Less: accumulated depreciation and amortization	(163,820)	(742,718)	(1,411,752)

Property and equipment, net	$764,481	$1,512,904	$1,829,158

Depreciation expense included in network costs was $152,535 and $558,358 for the years ended December 31, 2004 and 2005, respectively. Depreciation expense included in network costs was $388,800 and $520,545 for the nine months ended September 30, 2005 and 2006, respectively. There was no depreciation expense included in network costs for the period from July 22, 2003 (inception) through December 31, 2003. Depreciation and amortization expense included in general and administrative expenses were $11,285 and $20,539 for the years ended December 31, 2004 and 2005, respectively. Depreciation expense included in general and administrative expenses was $13,590 and $36,380 for the nine months ended September 30, 2005 and 2006, respectively. There was no depreciation and amortization expense included in general and administrative expenses for the period from July 22, 2003 (inception) through December 31, 2003.

In May 2004, the Company entered in an agreement with a vendor to provide certain network equipment. Under the terms of this agreement, the Company can obtain certain telecommunications equipment with a total purchase price of approximately $5.2 million to expand its current operations. Repayment of these assets are based on the actual underlying traffic utilized by each piece of equipment, plus the issuance of a warrant to purchase shares of the Company’s common stock at an exercise price of the Company’s most recent financing price per share. For certain assets that can be purchased under this agreement, the Company has an option to issue a predetermined warrant grant of shares of the Company’s common stock at an exercise price of the Company’s most recent financing price per share as full payment.

At December 31, 2004 and 2005, the Company has purchased telecommunications equipment under this agreement totaling $457,323 and $981,899, respectively. No equipment was acquired under this agreement during the nine months ended September 30, 2006.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

In May 2006, the Company entered into a strategic agreement with a VoIP equipment and support services provider. Under the terms of this agreement, the Company can obtain certain VoIP equipment to expand its current operations. Repayment of these assets is based on the actual underlying traffic utilized by each piece of equipment or fixed cash payments. At September 30, 2006, the Company has purchased VoIP equipment under this agreement totaling $691,332.

For the years ended December 31, 2004 and 2005, the Company has reported $21,484 and $137,380, respectively, of stock-based compensation, and has capitalized into property and equipment an additional $67,253 and $269,012, relating to issuance of warrants to purchase 24,423 and 59,137 shares, respectively, of the Company’s common stock at prices ranging from $1.70 to approximately $2.81 per share related to the purchase of equipment under this agreement.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,
	2004	2005
Risk-free interest rate	2.4%–3.3%	3.5%-4.3%
Expected lives (in years)	2.5 Years	2.5 Years
Dividend yield	0%	0%
Expected volatility	52%	44%

(5)	Accrued Expenses

The following is a summary of the Company’s accrued expenses:

	December 31,		September 30, 2006
	2004	2005
Amounts due under equipment agreements	$355,067	$805,729	$1,403,817
Commissions, network costs and other general accruals	227,096	262,324	1,762,703
Deferred payroll and other payroll related liabilities	504,966	500,997	522,493
Interest due on Series A convertible promissory notes	137,600	316,885	488,494
Funds held for payment to third parties	75,219	278,361	398,316

Accrued expenses	$1,299,948	$2,164,296	$4,575,823

(6)	Series A Convertible Promissory Notes

During November and December 2003, the Company issued $1,075,000 of Series A convertible promissory notes (the “First Round Notes”), which bear interest at 9% per annum, payable in arrears on the maturity date of the convertible promissory notes. During June and November 2004, the Company issued $916,824 of Series A convertible promissory notes (the “Second Round Notes”), which bear interest at 9% per annum, payable in arrears on the maturity date of the convertible promissory notes. The First Round Notes and Second Round Notes (collectively, the “Notes”) accrued interest may be payable in additional Series A Convertible Notes.

Under the Amended and Restated Loan and Security Agreement which governs the Notes, the First Round Notes mature in November 2006 and the Second Round Notes mature in June 2007. The entire principal amount of the Notes and accrued interest due, or any portion thereof, is convertible, at the option of the holder at any time or on the date on which the Company’s common stock becomes publicly traded into fully paid and non-assessable shares of the Company’s Series A Preferred Stock at a price of $1.70 and approximately $2.81 per share,

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

respectively, subject to certain anti-dilution protections. Additionally, the Notes automatically convert into Series A Preferred Stock at a price of $1.70 and approximately $2.81 per share, respectively, subject to certain anti-dilution protections, on the date on which the Company’s common stock becomes publicly traded. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, and is required to convert into common stock upon certain events.

Under the terms of the Amended and Restated Loan and Security Agreement, if the Company’s common stock is not publicly traded by the applicable maturity date of a Note, the entire outstanding principal balance of the Note and all accrued and unpaid interest thereon will be due and payable in quarterly installments (each a “Quarterly Installment”) over the following twelve months and the holder of the Note will also receive the number of shares of common stock into which the Series A Preferred Stock would have been convertible assuming the conversion of the Quarterly Installment in accordance with the terms of the applicable Note and subsequent conversion of such Series A Preferred Stock into common stock. Notwithstanding the foregoing, if the Company’s common stock becomes publicly traded before the date a Quarterly Installment is due, the entire remaining outstanding principal balance of the Note and all accrued and unpaid interest thereon will automatically convert into common stock in accordance with the terms of the Note. While the Company has the right to repay all, but not less than all of the Series A Convertible Notes at any time, if the Company repays the Series A Convertible Notes prior to their conversion into shares of Series A Preferred Stock, each Series A Convertible Noteholder will receive one share of Series A-1 Preferred Stock for each share of Series A Preferred Stock into which the Series A Convertible Notes would have converted.

All shares of common stock acquired by the Noteholders through the conversion of Series A Convertible Notes or the exercise of warrants acquired with the Notes have piggyback registration rights.

In connection with the issuance of the Second Round Notes, Noteholders were issued warrants to purchase 205,967 shares of the Company’s common stock. The exercise price of the Financing Warrants is $1.70 per share and is subject to certain exercise price adjustments set forth in the Financing Warrants. The Financing Warrants expire on the later of (a) five years from the date of issuance or (b) five years from the date the shares of the Company’s common stock underlying the Financing Warrants are registered for resale under the Securities Act of 1933, as amended, but in no case later than ten years from the date of issuance of the Financing Warrants. The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 associated with the Second Round Notes, valued under the fair value method. The relative fair value associated with the detachable warrants totaled $123,132, and was recorded as an offset to the principal balance of the Second Round Notes and is being amortized into interest expense using the effective interest method. The total expense recorded by the Company for the years ended December 31, 2004 and 2005 was $57,583 and $59,034, respectively. The total expense recorded by the Company for the nine months ended September 30, 2005 and 2006 was $53,946 and $4,439, respectively.

In January 2006, as part of a series of transactions that included amending and restating the Loan and Security Agreement which governs the Company’s Series A Notes, the Company sold approximately $575,000 of additional Series A Convertible Notes (the “New Notes”) through a private offering pursuant to Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “Act”) to the Company’s existing Series A Note holders. The New Notes are convertible into Series A Preferred Stock at $6.80 per share, subject to certain anti-dilution protections, at the option of the holders and are required to convert into Series A Preferred Stock upon certain events. Each share of Series A Preferred Stock is convertible into one share of the Company’s common stock, and is required to convert into common stock upon certain events. The New Notes accrue simple interest at a rate of 9% annually and this interest may be payable in additional Series A Convertible Notes. In conjunction with the New Notes, the Company also issued warrants to purchase one share of the Company’s common stock

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

for each $6.80 of New Notes funded. The exercise price of the warrants is $4.25 per share and the warrants are exercisable at any time prior to five years from the grant date or, as the case may be, on the fifth anniversary of the date the Company’s common stock is registered for resale under the Act, but in no case later than ten years from the grant date. All shares of common stock acquired by the New Note holders through the conversion of the New Notes or the exercise of the warrants have piggyback registration rights. Investors in the New Notes also entered into a Voting Agreement with the Company and the Company’s majority existing shareholder who is currently entitled to vote a majority of the Company’s outstanding common stock (the “Existing Shareholder”) pursuant to which the investors, if and when applicable, will agree to vote all shares of common stock owned by them or their affiliates or as to which they are entitled to vote in order to elect the individuals identified by the Existing Shareholder to the Company’s Board of Directors.

The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 associated with these notes valued under the fair value method. The value associated with the detachable warrants totaled $374,907 and was recorded as an offset to the principal balance of the these notes and is being amortized into interest expense using the effective interest method. The total expense recorded by the Company for the nine months ended September 30, 2006 was $312,164.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months September 30,
	2004	2005	2005	2006
Risk-free interest rate	2.4%–3.3%	3.5%-4.3%	3.9%–4.2%	4.2%–4.6%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%	0%
Expected volatility	52%	44%	44%	84%

All notes are secured by principally all of the Company’s assets and intellectual property.

The following is a summary of the future maturities of Series A convertible preferred notes outstanding as of December 31, 2005:

Years ended December 31,
2006	$1,075,000
2007	916,824

Total	1,991,824
Less discount	(6,517)

1,985,307
Less current portion	(1,075,000)

Long term portion	$910,307

In connection with the issuance of the First Round Notes, a party related to certain of the Noteholders was appointed to act as an agent (“the Agent”) on behalf of these Noteholders to take various actions on behalf of these Noteholders as defined in the Amended and Restated Loan and Security Agreement. The Agent may be removed at any time with the approval of holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding principal of the convertible notes. In addition, the Company has entered into an Amended and Restated Advisory Agreement pursuant to which an affiliate of the Agent will receive warrants to purchase up to 154,801 shares of

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

the Company’s common stock at an exercise price of approximately $0.09 upon satisfaction of certain conditions. During the year ended December 31, 2004 and 2005, warrants to purchase 103,201 shares of the Company’s common stock were earned, with a resulting charge, under the minimum value method, of $102,302. These options were subject to certain performance criteria by the Agent. The Company recorded this expense during the year ended December 31, 2004.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%–3.3%	3.5%-4.3%	4.3%
Expected lives (in years)	2.5 Years	2.5 Years	5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	97%

During the nine months ended September 30, 2006, the remaining warrants to purchase 51,600 shares of the Company’s common stock were earned, with a resulting charge under the fair value method, of $522,947, recorded in the nine months ended September 30, 2006. The terms of this warrant grant were modified such that the Company has the right to redeem this warrant until November 30, 2006 at a price of $17.00 or, to the extent exercised, to redeem all shares issued under this warrant for the purchase price of approximately $0.09 per share, provided, however, that the Company will not have the right to exercise this right if the Company’s common stock becomes publicly traded between the warrant grant date and November 30, 2006. The modification of this warrant constituted a new measurement date which the Company accounted for under SFAS 123(R). In May 2006, all the warrants granted under the amended and restated advisory agreement were exercised.

Certain members of management and the Board of Directors own approximately 20% of the Company’s Series A convertible promissory notes.

(7)	Preferred Stock

As of December 31, 2005, the total number of authorized shares of the Company’s preferred stock ($0.001 par value) is 10,000,000. The Company has designated 2,000,000 shares of Series A, 2,000,000 shares of Series A-1 and 500,000 shares of Series B Preferred Stock. There are 5,500,000 undesignated shares at December 31, 2005. No shares of preferred stock have been issued as of December 31, 2004 and 2005.

In February 2006, the Company concluded a private placement of 117,660 shares of Series B Preferred Stock and warrants for the purchase of 117,660 shares of common stock for a total gross proceeds of $1 million. Each warrant entitles the holder to purchase one share of the Company’s common stock for a price of $4.25 per share, at any time, for a period of two years after the termination date of the offering. Each share of Series B Preferred Stock is convertible into one share of common stock, $.001 par value, at any time. The Company allocated the proceeds received between notes and warrants in accordance with EITF Issue No. 98-5 valued under the fair value method. The value associated with the detachable warrants totaled $440,010, and was recorded as an offset to the proceeds received of the Preferred Stock. The Company incurred $14,450 of issuance cost associated with the issuance of this Preferred Stock.

A member of management owns approximately 14% of the Company’s Series B Preferred Stock.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

The significant provisions of the Company’s preferred stock are as follows:

Voting—Except as discussed below or required by law, the Series A and Series A-1 Preferred Stock shall be voted together with the shares of the Company’s common stock and not as a separate class. In connection with any vote or written consent of the Series A and Series A-1 Preferred Stock, each holder of shares of Series A Preferred Stock is entitled to the number of votes equal to the number of shares of the Company’s common stock into which the holder’s aggregate number of Series A and Series A-1 Preferred Stock are convertible.

For so long as at least 647,059 shares of Series A Preferred Stock (as adjusted for any stock split, reverse stock split or similar events affecting the Series A Preferred Stock) remain outstanding, in addition to any other vote or consent required or by law, the vote or written consent of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock is necessary for effecting or validating certain actions, including amendment, alteration or repeal of any provision of the Company’s Articles of Incorporation or By-Laws, increase or decrease in the authorized number of shares of the Series A Preferred Stock, any authorization or any designation of any new class or series of stock or any other securities convertible into equity securities of the Company, and other matters.

Dividends—The holders of Series A Preferred Stock shall be entitled to receive, when and as declared by our Board of Directors, cash dividends at the rate of ten percent (10%) per annum of the Original Issue Price (defined as $1.70 per share, as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), on each outstanding share of Series A Preferred Stock. Such dividends shall be due and payable in arrears on the date that the Series A Preferred Stock is converted or redeemed and are cumulative.

Subject to the preferential rights of any other class or series of stock, all dividends declared shall be distributed among all holders of Series A-1 Preferred Stock and our common stock holders in proportion to the number of shares of our common stock which would be held by each such holder if all shares of the Series A-1 Preferred Stock were converted into our common stock at the then effective Series A-1 Conversion Price (initially $1.70 per share, as adjusted any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares).

So long as any shares of Series A Preferred Stock are outstanding, unless approved by the holders of at least sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of Series A Preferred Stock, no dividend, whether in cash or property (other than our common stock), shall be paid or declared, nor shall any shares junior, as defined, to the Series A Preferred Stock, be purchased, redeemed or otherwise acquired for value.

Conversion—Each share of Series A and Series A-1 Preferred Stock shall automatically be converted into shares of the Company’s common stock, based on the then-effective Series A Conversion Price of $1.06 per share, as adjusted for stock splits, combinations, stock dividends and distributions), immediately upon the closing of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s common stock for the account of the Company in which (i) the price per share is at least equal to the greater of $4.25 or 125% of the Series A Conversion Price and (ii) the net cash proceeds to the Company (after underwriting discounts, commissions and fees) are at least Ten Million Dollars ($10,000,000).

Shares of the Series A and Series A-1 Preferred Stock and the accrued and unpaid dividends thereon (if elected to be converted as opposed to receiving cash), may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of the Company’s common stock. The number of shares of the Company’s common stock to which a holder of Series A and Series A-1 Preferred Stock shall be entitled upon conversion of

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

shares of the Series A and Series A-1 Preferred Stock shall be the product obtained by multiplying the Conversion Rate by the number of shares of the Series A and Series A-1 Preferred Stock being converted. The Conversion Rate for the Series A Preferred Stock is the quotient obtained by dividing $1.06 by the then effective by the Series A Conversion Price. The Conversion Rate for the Series A-1 Preferred Stock is the quotient obtained by dividing $1.06 by the Series A-1 Conversion Price, as adjusted for stock splits, combinations, stock dividends and distributions.

The number of shares of our common stock to which a holder of Series A and Series A-1 Preferred Stock shall be entitled upon conversion of accrued and unpaid dividends shall be the quotient obtained by dividing the amount of dividends being converted by the Series A Conversion Price and Series A-1 Conversion Price, respectively.

Redemption—The Company must redeem all of the outstanding Series A Preferred Stock on the fifth anniversary of the original issue date by paying in cash the Series A Liquidation Value in full. The Company may not at any time redeem less than all the outstanding Series A Preferred Stock by paying in cash the Series A Liquidation Value in full and by issuing one share of Series A-1 Preferred Stock for each share of Series A Preferred Stock redeemed.

Liquidation Preference—Upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, before any distribution or payment is made to the holders of any junior shares, as defined, the holders of Series A Preferred Stock are entitled to be paid out of the assets of the Company an amount per share of Series A Preferred Stock equal to the Original Issue Price as defined (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued and unpaid dividends on the Series A Preferred Stock for each share of Series A Preferred Stock held by them (the “Series A Liquidation Value”). The Series A-1 Preferred Stock holders are entitled to be paid out of the assets of the Company an amount per share of Series A-1 Preferred Stock equal to approximately $0.09 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus all accrued and unpaid dividends on the Series A-1 Preferred Stock for each share of Series A-1 Preferred Stock held by them (the “Series A-1 Liquidation Value”).

If, upon liquidation, dissolution or winding up, the assets of the Company are insufficient to make payment in full to all holders of Series A Preferred Stock of the Series A Liquidation Value, then such assets shall be distributed among the holders of the Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

If, upon liquidation, dissolution or winding up, the assets of the Company are insufficient to make payment in full to all holders of Series A-1 Preferred Stock of the Series A-1 Liquidation Value, then such assets shall be distributed among the holders of the Series A-1 Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Anti-dilution—If, after January 12, 2006, the Company sells or issues, or has deemed to have sold or issued, additional shares of our common stock, except for securities excluded from the definition of Additional Shares of common stock in the Certificate of Determination, other than as a dividend or other distribution in any class of stock as provided for by the Company’s certificate of determination, for an effective price, as defined, less than the then effective Series A Conversion Price or the Series A-1 Conversion Price, the then existing Series A Conversion Price or the Series A-1 Conversion Price shall be reduced to a price equal to the Effective Price of such Additional Shares of common stock (defined as the quotient determined by dividing the total number of additional shares of common stock issued or sold, or deemed issued or sold, in to the aggregate consideration received by the Company for such additional shares of common stock).

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

(8)	Common Stock

As of September 30, 2006, the total number of authorized shares of the Company’s common stock ($0.001 par value) is 50,000,000 of which 2,537,159 have been issued. The Company’s majority common stockholder has set aside approximately 944,000 shares in the event certain officers, employees and individuals exercise their option to purchase such shares from the stockholder (the “Founder Options”). These options vested only upon the Company’s engagement of an underwriter for the public offering of its common stock in January 2006. The Company has determined that the granting of these options is a deemed capital contribution from the majority stockholder to the Company. In addition, the Company valued these options using the minimum value method at the date of grant which totaled approximately $30,000 which was deferred until the date the contingency of the vesting had lapsed.

Holders of common stock are entitled to receive any dividends ratably, if declared by the board of directors out of assets legally available for the payment of dividends, subject to any preferential dividend rights of any outstanding preferred stock. Holders of common stock are entitled to cast one vote for each share held at all stockholder meetings for all purposes, including the election of directors. The holders of more than 50% of the common stock issued and outstanding and entitled to vote, present in person or by proxy, constitute a quorum at all meetings of stockholders. The vote of the holders of a majority of common stock present at such a meeting will decide any question brought before such meeting. Upon liquidation or dissolution, the holder of each outstanding share of common stock will be entitled to share equally in our assets legally available for distribution to such stockholder after payment of all liabilities and after distributions to preferred stockholders legally entitled to such distributions. Holders of common stock do not have any preemptive, subscription or redemption rights. All outstanding Shares of common stock are fully paid and nonassessable. The holders of the common stock do not have any registration rights with respect to the stock.

In April 2005, the Company’s board of directors approved a 2:1 split of the Company’s common stock. The share information in the accompanying financial statements have been retroactively restated to reflect the effect of the stock split. Subsequent to December 31, 2005, the Company effected a 1-for-8.5 split of the Company’s common stock as a result of the conversion ratio in the reincorporation merger which occurred on July 21, 2006 and a 1-for-2 split of the Company’s common stock which occurred on September 27, 2006 (see Notes 14 and 16, respectively).

(9)	Stock Options and Warrants

Effective January 1, 2004, the Company’s Board of Directors adopted the 2004 Stock Option Plan for Directors, Officers, and Employees of and Consultants to InterMetro Communications, Inc. (the “2004 Plan”) under which a total of 511,765 shares of common stock have been reserved for issuance at December 31, 2005 and a total of 547,059 Shares of common stock have been reserved for issuance at September 30, 2006. The number of shares of common stock reserved under the 2004 Plan is subject to adjustment, such that the number will be equal to 15% of the Company’s outstanding common stock, assuming full conversion of all outstanding Preferred Stock and the Notes.

If an option expires or is terminated or canceled without having been exercised or settled in full, the shares subject to the expired, terminated or canceled option will be returned to the pool of shares available for future grant or sale under the 2004 Plan, unless the 2004 Plan has terminated.

The number of shares of the Company’s common stock subject to outstanding options under the 2004 Plan, as well as the exercise price of outstanding options, may be appropriately adjusted for any stock split, reverse stock

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

split, stock dividend, combination or reclassification of the Company’s common stock, merger, reorganization, recapitalization, spin-off, change in our capital structure, or certain other transactions. The 2004 Plan terminates on January 1, 2014, unless sooner terminated by the Company’s Board of Directors.

Options granted under the 2004 Plan may be either “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options and become exercisable in accordance with terms approved at the time of grant. Options may be granted to any employee of, or consultant to, the Company, or any parent, subsidiary or successor of the Company, including employees who are also officers or directors, selected by the Board of Directors in its discretion. The 2004 Plan is currently administered by the Company’s Board of Directors which has the authority to determine optionees, the number of shares covered by each option, the type of option (i.e., incentive or nonstatutory), the applicable vesting schedule, the exercise price, the method of payment and certain other option terms.

The exercise price of an option granted under the 2004 Plan may not be less than 85%, in the case of a nonstatutory stock option, or 100%, in the case of an incentive stock option, of the fair market value of the common stock subject to the option on the date of the option grant. To the extent that the aggregate fair market value of the stock subject to incentive stock options that become exercisable for the first time during any one calendar year exceeds $100,000 (as determined at the grant date) plus fifty percent (50%) of any unused limit carryover from prior years, the options in excess of such limit shall be treated as nonstatutory stock options. Options may be granted under the 2004 Plan for terms of up to ten years and will typically be exercisable in installments in accordance with a vesting schedule approved by the Board of Directors at the time an option is granted. Options are not transferable other than upon death or between spouses incident to divorce. Options may be exercised at various periods up to 12 months after the death or disability of the optionee or up to three months after the termination of employment of the optionee, to the extent the option was then exercisable.

During the nine months ended September 30, 2006, the Company granted options under the Plan to purchase up to 13,235 shares of the Company’s common stock at exercise prices of $4.25 (10,294 shares) and $10.20 (2,941 shares) to non-employees. The resulting charge, using the fair value method in the nine months ended September 30, 2006 was $67,227.

During the nine months ended September 30, 2006, the Company granted options to employees under the Plan to purchase up to 73,529 shares of the Company’s common stock at exercise prices of $4.25 (57,059 shares), $8.50 (8,824 shares) and $10.20 (7,646 shares). The resulting charge for the nine months ended September 30, 2006 using the fair value method was $200,680.

As of September 30, 2006, the Company has granted at total of 545,588 stock options to the officers, directors, and employees, and consultants of the Company, 461,765 of which vest as follows: 20% on the date of grant and 1/16 of the balance each quarter thereafter until the remaining stock options have vested and 83,823 of which vest as follows: 50% on the date of grant and 50% at one year after the date of grant. These stock options are exercisable for a period of ten years from the date of grant and are exercisable at exercise prices ranging from approximately $0.43 to $10.20 per share.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

The following presents a summary of activity under the Company’s 2004 Plan for the period for the years ended December 31, 2004 and 2005 and for the nine months ended September 30, 2006:

	Number of Shares	Price per Share	Weighted Average Exercise Price
Options outstanding at January 1, 2004	—	$—	$—
Granted	400,000	0.43	0.43
Exercised	—	—	—
Forfeited/expired	—	—	—

Options outstanding at December 31, 2004	400,000	—	0.43
Granted	58,824	2.30 to 2.81	2.58
Exercised	—	—	—
Forfeited/expired	—	—	—

Options outstanding at December 31, 2005	458,824		0.70
Granted	86,764	4.25 to 10.20	5.41
Exercised	—	—	—
Forfeited/expired	—	—	—

Options outstanding at September 30, 2006	545,588		$1.44

Additional information with respect to the outstanding options at December 31, 2005 and September 30, 2006 is as follows:

At December 31, 2005:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$0.43	332,353	8.00	$0.43	199,412	$0.43
0.43	14,706	8.25	0.43	12,616	0.43
0.43	41,176	8.50	0.43	34,706	0.43
0.43	11,765	9.00	0.43	11,765	0.43
2.30	26,471	9.75	2.30	6,647	2.30
2.81	32,353	9.75	2.81	8,058	2.81

	458,824			273,204

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

At September 30, 2006:

	Options Outstanding			Options Exercisable
Exercise Prices	Number of Shares	Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
$ 0.43	332,353	7.25	$0.43	249,265	$0.43
0.43	14,706	7.50	0.43	13,824	0.43
0.43	41,176	7.75	0.43	37,059	0.43
0.43	11,765	8.25	0.43	11,765	0.43
2.30	26,471	9.00	2.30	11,912	2.30
2.81	32,353	9.00	2.81	12,941	2.81
4.25	67,353	9.25	4.25	26,882	4.25
8.50	8,824	9.25	8.50	3,088	8.50
10.20	10,587	9.50	10.20	4,941	10.20

	545,588			371,677

During the years ended December 31, 2004 and 2005 and the nine months ended September 30, 2006, the Company granted stock options with exercise prices as follows:

Grants Made During Quarter Ended	Number of Options Granted (000’s)	Weighted-Average Exercise Price Per Share	Weighted Average Intrinsic Value Per Share	Weighted Average Fair Value Per Share
March 31, 2004	347	$0.43	$—	$0.43
June 30, 2004	—	—	—	—
September 30, 2004	53	0.43	1.79	2.22
December 31, 2004	—	—	—	—
March 31, 2005	—	—	—	—
June 30, 2005	—	—	—	—
September 30, 2005	26	2.30	6.20	8.50
December 31, 2005	32	2.81	6.54	9.35
March 31, 2006	76	4.74	5.46	10.20
June 30, 2006	11	10.20	7.80	18.00
September 30, 2006	—	—	—	—

For option grants prior to January 1, 2006, the intrinsic value per share is being recognized over the applicable vesting period which equals the service period. For option grants during the nine months ended September 30, 2006 the compensation cost was determined based on the fair value of the options, and is being recognized over the applicable vesting period which equals the service period.

At December 31, 2005, 111,765 of the Company’s outstanding options were granted with exercise prices at below fair value. Compensation expense recognized in the consolidated statements of operations in connection with these options was $5,277, $57,225 and $152,760 during the years ended December 31, 2004 and 2005, and the nine months ended September 30, 2006, respectively. There was no compensation expense recognized for the period July 22, 2003 (inception) through December 31, 2003.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

In February 2004, the Company entered into an agreement with a related party pursuant to which the related party will receive warrants to purchase up to 117,647 shares of the Company’s common stock at an exercise price of $0.09 upon satisfaction of certain conditions. These warrants have an exercise period of five years from the date of grant with an exercise price of $0.09 per share. During the year ended December 31, 2004, warrants to purchase 39,216 shares of the Company’s common stock were earned. The resulting charge, using the fair value method, was $13,802. During the nine months ended September 30, 2006, warrants to purchase an additional 39,216 shares of the Company’s common stock were earned, with the resulting charge, using the fair value method, of $396,956 recorded.

(10)	Commitments and Contingencies

In February 2004, the Company entered into a non-cancelable lease agreement to purchase network equipment, software and other equipment up to $465,000. As part of securing this lease facility, the Company issued a warrant to purchase 13,677 shares of the Company’s common stock at an exercise price of $1.70 per share. In August 2005, the Company entered into a similar non-cancelable lease agreement to purchase network equipment, software and other equipment up to an additional $300,000. As part of securing this lease facility, the Company issued a warrant to purchase 5,348 shares of the Company’s common stock at an exercise price of approximately $2.81 per share. The resulting combined charge for warrants issued in connection with these lease arrangements in the year ended December 31, 2005, using the minimum value method, was $33,196. The future minimum lease payments are discounted using interest rates of 18% to 28% over 18 to 30 months. Management believes that assets acquired under this lease facility meet the criteria to be accounted for as capital leases under SFAS 13, “Accounting for Leases.”

In May 2006, the Company entered into a non-cancelable lease agreement to purchase network equipment, software and other equipment up to $300,000. As part of securing this lease facility, the Company issued a warrant to purchase 2,059 shares of the Company’s common stock at an exercise price of $10.20 per share. The resulting charge, using the fair value method, was $29,408.

The Company calculated the fair value of these grants as described in SFAS 123 using the following assumptions:

	Year Ended December 31,		Nine Months Ended September 30, 2006
	2004	2005
Risk-free interest rate	2.4%–3.3%	3.5%-4.3%	4.9%
Expected lives (in years)	2.5 Years	2.5 Years	2.5 Years
Dividend yield	0%	0%	0%
Expected volatility	52%	44%	91%

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

The Company leases certain equipment under capital lease arrangements expiring on various dates through 2008. Included in property and equipment, net are the following assets held under capital lease:

	December 31,
	2004	2005
Telecommunications equipment	$327,659	$585,558
Telecommunications software	89,011	89,011
Computer equipment	17,780	27,567
Leasehold improvements, office equipment and furniture	7,836	7,836

Total property and equipment under capital lease	442,286	709,972
Less: accumulated depreciation	(128,727)	(342,885)

	$313,559	$367,087

Future minimum lease payments under non-cancelable capital leases for the years following December 31, 2005 are:

2006	$249,067
2007	129,937
2008	55,750

Total minimum obligations	434,754
Less amounts representing interest	(86,419)

Present value of minimum obligations	348,335
Less current portion	(197,368)

Total	$150,967

The Company leases it facilities under a non-cancelable operating lease expiring in January 2006. In March 2006, the Company renewed its facilities lease for a period of three years at an annual expense of approximately $230,000. As part of the lease renewal, the Company has increased the size of the facilities leased and certain improvements to the facilities will be made by the building owner. The Company has an option to exercise a right of first refusal if there is a valid third party offer presented by the Lessor, subject to certain terms and conditions, during the term of the lease. Rent expense for the Company’s facilities for the years ended December 31, 2004 and 2005 was $110,000 and $146,424, respectively. Rent expense was $109,217 and $158,416 for the nine months ended September 30, 2005 and 2006, respectively.

In addition, the Company has entered into agreements with its network partners and other vendors for various services which are, in general, for periods of twelve months and provide for month to month renewal periods.

In February 2005, the Company executed an agreement with a bank for a $30,000 revolving credit facility to be used for general working capital. This facility has been renewed through January 2007. Interest on the outstanding balances accrued at an annual rate of 2.5% above the bank’s prime rate. At December 31, 2005, the bank’s prime rate was 7.25%. The Company is required to maintain, on an account with an equal amount on deposit with the bank (in which the bank has a security interest therein) as collateral for this loan. The Company is required to pay the bank on a monthly basis fee on the unused portion of this line at an annual rate of 0.625%. This credit facility was repaid in full in September 2006.

It is not unusual in the Company’s industry to occasionally have disagreements with vendors relating to the amounts billed for services provided between the recipient of those services and the vendor. The Company

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

currently has disputes with vendors that it believes did not bill certain charges correctly. While the Company has paid the undisputed amounts billed for these non-recurring charges based on rate information provided by these vendors, as of September 30, 2006, there are approximately $1.4 million of unresolved charges in dispute. The Company is in discussion with these vendors regarding these charges and it may take additional action as deemed necessary against these vendors in the future as part of the dispute resolution process. Management does not believe that any settlement would have a material adverse effect on the Company’s financial position or results of operations. To the extent that the Company is not able to resolve these disputes, management reviews available information and determines the need for recording an estimate of the potential exposure when the amount is reasonable and estimable based on SFAS 5, “Accounting for Contingencies.”

There are many unresolved proceedings at the Federal Communications Commission (“FCC”) intended to address whether various types of VoIP services are properly classified as telecommunications services and/or information services. Federal legislation may also impact this determination. If the Company’s services are determined to be telecommunications services, the Company may be subject to additional regulation, including but not limited to the application of additional charges, surcharges, taxes and fees that would adversely impact its business. If it is determined that the Company provides telecommunications services, the Company could also be required to comply with state regulation and the related filing requirements that could adversely impact its business.

Some local exchange carriers have asserted that past and current services are subject to intrastate and/or interstate access charges. Several proceedings at the FCC within the Company’s industry were initiated to address issues relevant to these claims. In April 2004, the FCC ruled that AT&T’s phone-to-phone IP telephone service is not exempt from access charges as an unregulated “information” service, finding that AT&T’s specific network architecture met the definition of a regulated “telecommunications” service. If it is determined that the Company’s services were subject to access charges, the Company may be subject to pay such charges. The Company also may find it uneconomical to prospectively offer some services if the Company is prospectively required to pay access charges. Some local exchange carriers invoice for these charges, others have not submitted such invoices. The Company has disputed these charges, however, regulatory actions or commercial agreements may cause the Company to pay these charges, which could have an adverse impact on our business.

In June 2005, one of our network vendors indicated that they believe that they may be liable for a portion or all of certain types of access charges and that they may potentially pass those third party charges through to the Company because they believe that they have incurred these charges due to the Company’s use of their services. The Company provided this vendor with a good-faith cash deposit of $100,000 in June 2005 and they agreed to continue to provide services pending resolution of the third party charge issue. This vendor has not invoiced the Company for any of these third party charges and the Company does not know the total amount of potential invoices it may receive regarding this issue at this time. While management of the Company does not believe that any third party charges are owed to this vendor, management of the Company is currently working to settle this issue and the Company may be required to make additional cash payments, which payments could be significant. In October 2005, this vendor confirmed that actions taken by the Company to eliminate the potential for additional third party charges was successful and has eliminated these potential charges on a go-forward basis. An additional provider of similar services used for the origination of VoIP traffic has notified their customers that they do not have their approval to send certain types of VoIP traffic over their facilities. If the Company is unable to continue to use this vendor’s facilities, the Company would need to use different vendors to service a portion of its customer base and the cost structure to service its existing customer base would be adversely impacted and may negatively affect its ability to earn a profit. The Company is not currently able to estimate the impact, if any, these potential changes may have on its results of operations or financial position.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

The Company is subject to employment agreements with certain members of management.

Under the organizational documents, the Company’s directors and management are indemnified against certain liabilities arising out of the performance of their duties to the Company. The Company also has an insurance policy for its directors and officers to insure them against liabilities arising from the performance of their duties required by their positions with the Company. The Company’s maximum exposure under these arrangements is unknown as this would involve future claims that may be made against the Company that have not yet occurred. However, based on experience, the Company expects the risk of loss to be remote.

(11)	Income Taxes

At December 31, 2005, the Company had net operating loss carryforwards to offset future taxable income, if any, of approximately $2.2 million for Federal and State taxes. The Federal net operating loss carryforwards begin to expire in 2021. The State net operating loss carryforwards begin to expire in 2008.

The following is a summary of the Company’s deferred tax assets and liabilities:

	December 31,		September 30, 2006
	2004	2005
Current assets and liabilities:
Deferred revenue	$10,854	$28,318	$224,464
Allowance for doubtful accounts	—	—	50,000
Accrued expenses	198,001	146,463	107,130

	208,855	174,781	381,594
Valuation allowance	(208,855)	(174,781)	(381,594)

Net current deferred tax asset	$—	$—	$—

Non-current assets and liabilities:
Depreciation and amortization	$10,370	$34,734	$37,547
Net operating loss carryforward	871,812	235,211	2,626,354

	882,182	269,945	2,663,901
Valuation allowance	(882,182)	(269,945)	(2,663,901)

Net non-current deferred tax asset	$—	$—	$—

The reconciliation between the statutory income tax rate and the effective rate is as follows:

	For the period from July 22, 2003 (inception) through December 31, 2003	For the Year Ended December 31,		For the Nine Months Ended September 30,
		2004	2005	2005	2006
Federal statutory tax rate	(34)%	(34)%	(34)%	(34)%	(34)%
State and local taxes	(6)	(6)	(6)	(6)	(6)
Valuation reserve for income taxes	40	40	40	40	40

Effective tax rate	—%	—%	—%	—%	—%

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryforward period permitted by current law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets; therefore, a full valuation allowance has been established to reduce the net deferred tax assets to zero at December 31, 2004 and 2005.

(12)	Cash Flow Disclosures

The table following presents a summary of the Company’s supplemental cash flow information:

	Period from July 22, 2003 (inception) through December 31, 2003	Year Ended December 31,		Nine Months Ended September 30,
		2004	2005	2005	2006
Cash paid:
Interest	$—	$91,113	$452,788	$220,618	$225,370

Income taxes	$800	$800	$800	$800	$6,431

Non-cash information:
Common stock issued in connection with acquisition of Advanced Tel, Inc.	$—	$—	$—	$—	$1,500,000

Net liabilities assumed in excess of net assets acquired in connection with acquisition of Advanced Tel, Inc.	$—	$—	$—	$—	$42,967

Equipment obtained under capital leases	$—	$442,286	$267,686	$257,899	$89,226

Equipment obtained by issuing common stock warrants	$—	$67,253	$269,012	$234,957	$—

Equipment obtained under strategic agreement	$—	$—	$—	$—	691,332

Total amounts and notes payable to former shareholder of ATI	$—	$—	$—	$—	$400,000

Transaction costs accrued on acquisition of ATI	$—	$—	$—	$—	$40,000

Debt issuance costs	$—	$123,132	$—	$—	$374,906

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

(13)	Quarterly Financial Information (Unaudited)

The following table sets forth the unaudited quarterly financial information for 2004, 2005 and 2006:

	For the Quarter Ended				Total
	March 31,	June 30,	September 30,	December 31,
Year Ended 2004
Revenue	$5,132	$281,484	$556,779	$1,037,256	$1,880,651
Net loss	(578,523)	(792,834)	(615,244)	(740,989)	(2,727,590)

Year Ended 2005
Revenue	$1,357,055	$2,348,357	$3,192,712	$3,682,475	$10,580,599
Net loss	(623,721)	(104,404)	(139,351)	(244,339)	(1,111,815)

Year Ended 2006
Revenue	$3,181,828	$5,947,970	$5,957,877
Net loss	(2,685,904)	(2,119,363)	(2,569,134)

(14)	Subsequent Event

The Company formed InterMetro Communications, Inc., a Delaware corporation (“InterMetro Delaware”), effective May 10, 2006. The Company merged with and into InterMetro Delaware on July 21, 2006, with InterMetro Delaware being the surviving corporation. As part of this merger, one share of the Company’s common stock converted into shares of InterMetro Delaware’s common stock on a 1-for-8.5 reverse stock split conversion ratio, and the Company’s Preferred Series A and A-1 Stock converted on a 1-for-4.25 basis and a 1 for 8.5 split of the Company’s Series B Preferred Stock, as a result of the share exchange in the reincorporation merger. The Delaware corporation’s Certificate of Incorporation provides for 50,000,000 shares of authorized common stock, par value $.001 and 10,000,000 shares of authorized preferred stock, par value $.001. The rights, preferences and privileges of each series of preferred stock will be designated by the Company’s board of directors at a future date, which may include dividend and liquidation preferences and redemption and voting rights.

(15)	Subsequent Event (unaudited)

In August 2006, the Company entered into unsecured credit facilities of $525,000, with certain of its directors and officers, for general working capital. The facilities have one-year maturities and accrue interest on outstanding principal at 10% per annum compounded monthly. Principal and accrued interest are payable on August 31, 2007. The Company is also required to pay an origination fee of 7.25% of the maximum principal amount outstanding (during the term) on August 31, 2007 (or at the time of prepayment) and lender legal fees and other expenses of $9,500, or less, for each credit facility. Prepayment of the credit facilities requires payment of interest that would have accrued through maturity, discounted by 15%, in addition to principal and accrued interest. The Company has drawn $525,000 of its available credit facilities.

(16)	Subsequent Event

In September 2006, the Company’s board of directors approved a 1-for-2 reverse split of the Company’s common stock. The share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split.

INTERMETRO COMMUNICATIONS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Information as of September 30, 2006 and for the nine months ended

September 30, 2005 and 2006 is unaudited)

(17)	Subsequent Event

On December 14, 2006, InterMetro entered into a Term Credit Agreement pursuant to which it borrowed $600,000 (the “Bridge Financing”) from The Hunter Fund Limited, an unaffiliated lender, bearing no interest as long as there is no default, and payable all principal and accrued interest on the earlier of (a) the closing of the Private Placement, or (b) six months from the date of funding of the Bridge Financing, or (c) the effective date of the Agent Termination (as that term is defined in that certain Placement Agent Agreement by and between InterMetro and Hunter World Markets, Inc., dated December 14, 2006). InterMetro paid a bridge loan origination fee of $42,000 on the closing of the funding of the Bridge Financing and is obligated to pay an additional fee of $75,000 on the maturity date of the loan. The Bridge Financing is secured by certain assets of InterMetro. InterMetro is also obligated to pay $10,000 for the lender’s legal fees. On the closing of the Business Combination, the Company is obligated to issue to the lender 600,000 warrants (the “Bridge Financing Warrants”) to purchase 600,000 shares of its common stock at an exercise price of $0.60 per share, exercisable for a period of three years from the date of issuance. The Bridge Financing Warrants will have cashless conversion rights.

Effective December 29, 2006, Lucy’s Cafe, Inc., a Nevada corporation (“Lucy”), entered into an Exchange Agreement (the “Exchange Agreement”) with InterMetro, and the shareholders, warrant holders, and convertible note holders of InterMetro (collectively, the “InterMetro Securityholders”) pursuant to which Lucy acquired all of the issued and outstanding capital stock of InterMetro, and the InterMetro Securityholders assumed control of Lucy (the “Business Combination”). The Business Combination closed effective December 29, 2006.

Simultaneously with the closing of the Business Combination, effective December 29, 2006, Lucy raised $10,235,000 of capital through a private placement in which it issued 10,235,000 shares of common stock (the “Placement Shares”) to institutional investors (the “Private Placement”).

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

ADVANCED TEL, INC.

We have audited the accompanying balance sheets of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006 and the related statements of operations, shareholder’s deficit and cash flows for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Advanced Tel, Inc. as of June 30, 2004 and 2005 and March 31, 2006, and the results of its operations and its cash flows for the years ended June 30, 2004 and 2005 and the nine months ended March 31, 2006 in conformity with U.S. generally accepted accounting principles.

/s/    MAYER HOFFMAN MCCANN P.C.

MAYER HOFFMAN MCCANN P.C.

Los Angeles, California

August 25, 2006, except Note 7, as to which the date is September 27, 2006

ADVANCED TEL, INC.

BALANCE SHEETS

	June 30,		March 31, 2006
	2004	2005
Assets

Cash and cash equivalents	$805,301	$474,406	$458,761
Accounts receivable	554,652	1,091,484	766,970
Other current assets	4,586	3,587	10,479

Total current assets	1,364,539	1,569,477	1,236,210

Property and equipment, net	37,018	48,605	41,576

Total Assets	$1,401,557	$1,618,082	$1,277,786

Liabilities and Shareholder’s Equity (Deficit)

Accounts payable	$806,693	$745,319	$589,777
Accrued expenses	501,989	1,051,415	643,976
Income taxes payable	—	—	87,000

Total liabilities	1,308,682	1,796,734	1,320,753

Commitments and contingencies
Shareholder’s Equity (Deficit)
Common stock—no par value; 1,000,000 shares authorized; 1,000 shares issued and outstanding	1,000	1,000	1,000

Retained earnings (deficit)	91,875	(179,652)	(43,967)

Total shareholder’s equity (deficit)	92,875	(178,652)	(42,967)

Total Liabilities and Shareholder’s Equity (Deficit)	$1,401,557	$1,618,082	$1,277,786

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF OPERATIONS

	Year Ended June 30,		Nine Months Ended March 31,
	2004	2005	2005	2006
			(Unaudited)
Net revenues	$8,245,734	$8,298,825	$6,169,005	$8,495,783
Cost of revenues	6,369,024	6,935,898	4,905,594	6,979,907

Gross profit	1,876,710	1,362,927	1,263,411	1,515,876

Operating expenses
Sales and marketing	735,052	885,508	640,306	610,015
General and administrative	1,111,625	762,770	592,344	629,425

Total operating expenses	1,846,677	1,648,278	1,232,650	1,239,440

Operating income (loss)	30,033	(285,351)	30,761	276,436

Interest income	8,750	14,624	10,611	11,249

Income (loss) before provision for income taxes	38,783	(270,727)	41,372	287,685
Provision for income taxes	(800)	(800)	—	(87,000)

Net income (loss)	$37,983	$(271,527)	$41,372	$200,685

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF SHAREHOLDER’S EQUITY (DEFICIT)

	Common Stock		Retained Earnings (Deficit)	Total Shareholder’s Equity (Deficit)
	Shares	Amount
Balance at July 1, 2003	1,000	$1,000	$53,892	$54,892

Net income for the year ended June 30, 2004	—	—	37,983	37,983

Balance at June 30, 2004	1,000	1,000	91,875	92,875

Net loss for the year ended June 30, 2005	—	—	(271,527)	(271,527)

Balance at June 30, 2005	1,000	1,000	(179,652)	(178,652)

Dividend to shareholder	—	—	(65,000)	(65,000)
Net income for the nine months ended March 31, 2006	—	—	200,685	200,685

Balance at March 31, 2006	1,000	$1,000	$(43,967)	$(42,967)

The accompanying notes are an integral part of these financial statements.

ADVANCED TEL, INC.

STATEMENTS OF CASH FLOWS

	Year Ended June 30,		Nine Months Ended March 31,
	2004	2005	2005	2006
			(Unaudited)
Cash flows from operating activities:
Net income (loss)	$37,983	$(271,527)	$41,372	$200,685
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	12,829	12,060	9,000	9,000
Change in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	59,988	(536,832)	(286,332)	324,485
Other current assets	52,414	999	2,658	(6,893)
Increase (decrease) in liabilities:
Accounts payable	225,409	(61,374)	143,176	(155,542)
Accrued expenses	309,882	549,426	76,304	(407,439)
Income taxes payable	—	—	—	87,000

Net cash from operating activities	698,505	(307,248)	(13,822)	51,296

Cash flows from investing activities:
Purchase of property and equipment, net of refunds received	(23,944)	(23,647)	(17,182)	(1,941)

Net cash from investing activities	(23,944)	(23,647)	(17,182)	(1,941)

Cash flows from financing activities:
Dividend to shareholder	—	—	—	(65,000)

Net cash from financing activities	—	—	—	(65,000)

Net increase (decrease) in cash	674,561	(330,895)	(31,004)	(15,645)
Cash and cash equivalents at beginning of year/period	130,740	805,301	805,301	474,406

Cash and cash equivalents at end of year/period	$805,301	$474,406	$774,297	$458,761

The accompanying note are an integral part of these financial statements.

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS

(1)	Nature of Operations and Summary of Significant Accounting Policies

Company Background—Advanced Tel Inc. (the “Company”) is a California corporation formed in August 1995 and is a “switchless” reseller, providing telecom services to commercial and wholesale customers.

In March 2006, the Company sold all of the outstanding stock to InterMetro Communications, Inc. (“InterMetro”), a California corporation formed in July 2003 to engage in the business of providing voice over Internet Protocol (“VoIP”) communications services. InterMetro owns and operates state-of-the-art VoIP switching equipment and network facilities that are utilized by its retail customers, or end users, and its wholesale customers for consumer voice, video and data services and voice-enabled application services.

The initial consideration to the selling shareholder of the Company consisted of 29,412 shares of InterMetro’s common stock, a cash payment of $250,000 to be paid over the six-month period following the closing and a two-year unsecured promissory note in the amount of $150,000. The amount of consideration paid to the selling shareholder of the Company is subject to adjustment (or the payment of additional cash in lieu thereof at the option of InterMetro) if InterMetro’s common stock does not become publicly-traded within two years of the closing date and if InterMetro’s common stock does become publicly traded within two years of the closing date, and the trading price does not reach a minimum price of $51.00 per share during the two years following the closing date. The selling shareholder of ATI may earn an additional 29,412 shares of InterMetro’s common stock and additional cash amounts during the two-year period following the closing upon meeting certain performance targets tied to revenue and profitability.

The Company recognized approximately $2.2 million of revenues during the nine months ended March 31, 2006 from InterMetro. In addition, the Company had a receivable balance of $75,129 from InterMetro at March 31, 2006.

Use of Estimates—In the normal course of preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

On an ongoing basis, management reviews its estimates based on currently available information. Changes in facts and circumstances may result in revised estimates.

Cash and Cash Equivalents—Equivalents consist of money market cash funds with original maturities of 90 days or less.

Revenue Recognition—Telecom services are recognized as revenues when services are provided, primarily based on usage. The Company recognizes revenue in the period that services are delivered and when the following criteria have been met: persuasive evidence of an arrangement exists, the fees are fixed and determinable, no significant Company obligations remain and collection of the related receivable is reasonably assured. Deferred revenue consists of fees received or billed in advance of the delivery of the services or services performed in which collection is not reasonably assured. This revenue is recognized when the services are provided and no significant Company obligations remain. Management of the Company assesses the likelihood of collection based on a number of factors, including past transaction history with the customer and the credit worthiness of the customer. Generally, management of the Company does not request collateral from customers. If management of the Company determines that collection of revenues is not reasonably assured, amounts are deferred and recognized as revenue at the time collection becomes reasonably assured, which is generally upon receipt of cash. To date, collection losses have been within management expectations.

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Accounts Receivable—Accounts receivable consist of trade receivables arising in the normal course of business. The Company does not charge interest on its trade receivables. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company reviews its allowance for doubtful accounts monthly. The Company determines the allowance based upon historical write-off experience, payment history and by reviewing significant past due balances for individual collectibility. If estimated allowances for uncollectible accounts subsequently prove insufficient, additional allowances may be acquired.

Cost of Revenues—The Company’s cost of revenues consist primarily of telecommunication costs incurred from underlying carriers which is resold to its customers.

Advertising Costs—The Company expenses advertising costs as incurred. Advertising costs included in sales and marketing expenses were $11,590, $8,655 and $8,655 for the years ended June 30, 2004 and 2005, and the nine months ended March 31, 2005 (unaudited), respectively. There were no advertising costs included in sales and marketing expenses during the nine months ended March 31, 2006.

General and Administrative Expenses—The Company’s general and administrative expenses related to salaries of non-sales related employees, and other general overhead costs.

Depreciation and amortization expense included in general and administrative expenses were $12,829 and $12,060 for the years ended June 30, 2004 and 2005, respectively. Depreciation and amortization expense included in general and administrative expenses were $9,000 for both the nine months ended March 31, 2005 (unaudited) and 2006.

Concentration of Credit Risk—Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with a major financial institution located in the United States. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. Periodically throughout the year the Company maintained balances in excess of federally insured limits. The Company encounters a certain amount of risk as a result of a concentration of revenue from a few significant customers and services provided from vendors. Credit is extended to customers based on an evaluation if their financial condition. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and records an allowance for potential bad debts based on available information. To date, such losses, if any, have been within management’s expectations. The Company had two customers which accounted for 48% (34% and 14%) of net revenue for the year ended June 30, 2004 and the Company had two customers which accounted for 22% (15% and 7%) of net revenue for the year ended June 30, 2005. One customer had outstanding accounts receivable balances of 17% of the total accounts receivable at June 30, 2004. Two customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at June 30, 2005 totaling 28% of the total accounts receivable at June 30, 2005 (16% and 12%). The Company had two customers which accounted for 21% (12% and 9%) of net revenue for the nine months ended March 31, 2005 (unaudited) and the Company had two customers which accounted for 39% (26% which was InterMetro and 13%) of net revenue for the nine months ended March 31, 2006. Three customers had outstanding accounts receivable balances in excess of 10% of the total accounts receivable at March 31, 2006 totaling 41% (20%, 11% and 10%).

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

Depreciation and Amortization—Depreciation and amortization of property and equipment is computed using the straight-line method based on the following estimated useful lives:

Computer equipment	3 years
Office equipment and furniture	3 years
Leasehold improvements	3 years or remaining lease term, which ever is shorter

Maintenance and repairs are charged to expense as incurred; significant betterments are capitalized.

Impairment of Long-Lived Assets—The Company assesses impairment of other long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets.” An impairment review is performed whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors considered by the Company include:

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the manner of use of the acquired assets or the strategy for our overall business; and

•	significant negative industry or economic trends.

When management of the Company determines that the carrying value of a long-lived asset may not be recoverable based upon the existence of one or more of the above indicators of impairment, an estimate is made of the future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future undiscounted cash flows and eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset, based on the fair market value if available, or discounted cash flows if not. To date, the Company has not had an impairment of long-lived assets.

Contingencies and Litigation—The Company evaluates contingent liabilities including threatened or pending litigation in accordance with SFAS No. 5, “Accounting for Contingencies” and records accruals when the outcome of these matters is deemed probable and the liability is reasonably estimable. Management of the Company makes these assessments based on the facts and circumstances and in some instances based in part on the advice of outside legal counsel.

Income Taxes—The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes,” which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax basis of assets and liabilities using presently enacted tax rates in effect. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Recent Accounting Pronouncements—In May 2003, the FASB issued SFAS 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity,” which establishes standards for how to classify and measure certain financial instruments with characteristics of both liabilities (or assets, in some circumstances) and equity. SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS 150 did not have any impact on the Company’s results of operations or financial position.

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

(2)	Property and Equipment

The following is a summary of the Company’s property and equipment:

	June 30,		March 31, 2006
	2004	2005
Computer equipment	$105,895	$121,648	$123,090
Office equipment and furniture	17,714	24,391	24,920
Leasehold improvements	4,458	5,675	5,675

	128,067	151,714	153,685
Less: accumulated depreciation and amortization	(91,049)	(103,109)	(112,109)

Property and equipment, net	$37,018	$48,605	$41,576

(3)	Accrued Expenses

The following is a summary of the Company’s accrued expenses:

	June 30,		March 31, 2006
	2004	2005
Commissions, cost of revenues and other general accruals	$355,313	$811,245	$516,673
Customers funds held	75,390	133,750	35,404
Funds held for payment to third parties	71,286	106,420	91,899

Accrued expenses and other	$501,989	$1,051,415	$643,976

(4)	Commitments and Contingencies

The Company leases its facilities under a month-to-month operating lease. In addition, the Company has entered into agreements with its network partners and other vendors which are, in general, for annual periods at inception and provide for month-to-month or annual renewal periods. Rent expense for the years ended June 30, 2004 and 2005 was $26,787 and $38,740, respectively. Rent expense for the nine months ended March 31, 2005 (unaudited) and 2006 was $28,177 and $31,724, respectively.

It is not unusual in the Company’s industry to occasionally have disagreements with vendors relating to the amounts billed for services provided between the recipient of those services and the vendor. To the extent that the Company is not able to resolve these disputes management reviews available information and determines the need for recording an estimate of the potential exposure when the amount is reasonable and estimable based on SFAS 5, “Accounting for Contingencies.”

(5)	Income Taxes

The following is a summary of the Company’s deferred tax assets and liabilities:

	June 30,		March 31, 2006
	2004	2005
Current assets and liabilities:
Net operating loss carryforward	$—	$35,216	$—
Valuation allowance	—	(35,216)	—

Net current deferred tax asset	$—	$—	$—

ADVANCED TEL, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

The reconciliation between the statutory income tax rate and the effective rate is as follows:

	For the Years Ended June 30,		For the Nine Months Ended March 31,
	2004	2005	2005	2006
			(unaudited)
Federal statutory tax rate	15%	(33)%	15%	31%
State and local taxes	6	(6)	6	9
Utilization of net operating loss	(19)	—	(21)	(7)
Valuation reserve for income taxes	—	39	—	—

Effective tax rate	2%	—%	—%	33%

Management has concluded that it is more likely than not that the Company will not have sufficient taxable income of an appropriate character within the carryforward period permitted by current law to allow for the utilization of certain of the deductible amounts generating the deferred tax assets; therefore, a full valuation allowance has been established to reduce the deferred tax assets to zero at June 30, 2005.

(6)	Cash Flow Disclosures

During the years ended June 30, 2004 and 2005, the Company did not pay interest and in each year paid $800 of income taxes. The Company did not pay any interest during the nine months ended March 31, 2005 (unaudited) and 2006.

(7)	Subsequent Event

In September 2006, InterMetro’s board of directors approved a 1-for-2 reverse split of the Company’s stock. All references to InterMetro’s share information in the accompanying financial statements has been retroactively restated to reflect the effect of the stock split.